Exhibit 4.6

PORTIONS OF INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN

EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS

THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUDED INFORMATION IS MARKED AS [***] BELOW.

Dated as of March 14, 2023

Subscription Agreement

by and among

Oatly Group AB

and

the Purchasers Named Herein

Table of Contents

(i)

(ii)

Page

EXHIBITS

Schedule 1 -- PURCHASERS

Exhibit A -- CONVERTIBLE BOND

Exhibit B -- FORM OF NOTE

Exhibit C -- FORM OF JOINDER

(iii)

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March 14, 2023 by and among Oatly Group AB (publ), a public limited liability company established under the laws of Sweden (together with any successor or assign pursuant to Section 7.09, the “Company”) and

(A) Nativus Company Limited, a company incorporated in Hong Kong;

(B) Verlinvest S.A., a company incorporated in Belgium;

(C) BXG Redhawk S.à r.l., a private limited company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg; and

(D) BXG SPV ESC (CYM) L.P., a limited partnership organized under the laws of the Cayman Islands.

(together with their respective successors and permitted assigns, each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, each Purchaser desires to purchase from the Company, severally and not jointly, and the Company desires to issue and sell to such Purchaser, severally and not jointly, the respective principal amount of the Company’s 9.25% Convertible Senior PIK Notes due 2028 in the form attached hereto as Exhibit B (referred to herein as the “Note” or the “Notes”) set forth opposite such Purchaser’s name in Schedule 1 hereto, to be issued in accordance with the terms and conditions of the convertible bond to be dated as of the Closing Date (as defined below), in the form attached hereto as Exhibit A (the “Convertible Bond”), subject to registration of the Convertible Bond with the Swedish Companies Registration Office, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company and each Purchaser desire to enter into certain agreements set forth herein; and

WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) approved and authorized the execution and delivery of this Agreement and the other Transaction Agreements (as defined below) and the consummation of the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“2021 20-F” has the meaning set forth in Section 3.01(g).

“ADR” means an American Depositary Receipt evidencing the ADSs.

“ADS” means an American Depositary Share representing one Company Ordinary Share.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs, or any successor entity thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. Notwithstanding the foregoing, with respect to each Purchaser (i) the Company and the Company’s Subsidiaries shall not be considered an Affiliate of such Purchaser or any of such Purchaser’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own” and “Registrable Securities” and Section 3.02(d), Section 3.02(p) and Section 5.05, no portfolio company of a Purchaser or its Affiliates shall be deemed an Affiliate of such Purchaser and its other Affiliates so long as such portfolio company has not been directed, encouraged, instructed, assisted or advised by, or coordinated with, such Purchaser or any of its Affiliates in carrying out any act prohibited by this Agreement. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble hereto.

“Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that with respect to each Purchaser (i) the Company and the Company’s Subsidiaries will not be considered Associates of such Purchaser or any of its Affiliates and (ii) no portfolio company of such Purchaser or its other Affiliates will be deemed Associates of such Purchaser or any of its other Affiliates.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that, solely for purposes of this Agreement (and, for the avoidance of doubt, not for purposes of the Notes or Convertible Bond), the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes of this Agreement, each Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of Company Ordinary Shares issuable upon conversion of the Notes directly or indirectly held by them, irrespective of any non-conversion period specified in the Notes or this Agreement or any restrictions on transfer contained in this Agreement.

“Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to 90 days; provided that a Blackout Period may not be called by the Company more than once in any period of 12 consecutive months. The Company may extend the Blackout Period with the consent of the Purchasers.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Breach” has the meaning set forth in Section 3.01(q).

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions or trust companies in the United States, Sweden or the Hong Kong Special Administrative Region are, or the Federal Reserve Bank of New York is, authorized or required by law or executive order to close or to be closed.

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“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Change in Control” means the occurrence of any of the following events following the date hereof:

(i) (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries and any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) or any Permitted Holder or “group” within the meaning of Section 13(d) of the Exchange Act that includes any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such Permitted Holder or “group,” together with all other permitted holders and any other “group” that includes any Permitted Holder, has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, in the aggregate, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 75% of the voting power of the Company’s ordinary share capital;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Company Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Company Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Company Ordinary Shares or the ADSs will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Change in Control pursuant to this clause (ii); or

(iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (ii) above).

“Closing Date” has the meaning set forth in Section 2.02.

“Closing” has the meaning set forth in Section 2.02.

“Convertible Bond” has the meaning set forth in the recitals.

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

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“Company” has the meaning set forth in the preamble hereto.

“Company Ordinary Shares” means the ordinary shares, quota value SEK 0.0015 per ordinary share, of the Company.

“Company Owned Intellectual Property Rights” has the meaning set forth in Section 3.01(s).

“Company Reports” means the Company reports filed with or furnished to the SEC prior to the date hereof.

“Company Representative” has the meaning set forth in Section 2.01(b).

“Company Subsidiary” means a Subsidiary of the Company.

“Conversion Rate” has the meaning set forth in the Exhibit A.

“Data Security Obligations” has the meaning set forth in Section 3.01(p).

“Deposit Agreement” means the Deposit Agreement, dated as of May 19, 2021, among the Company, the ADS Depositary, and all holders and beneficial owners from time to time of the ADRs issued by the ADS Depositary thereunder evidencing the ADSs, or, if amended or supplemented as provided therein, as so amended or supplemented.

“Enforceability Exceptions” has the meaning set forth in Section 3.01(c).

“Environmental Laws” has the meaning set forth in Section 3.01(r).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” has the meaning set forth in Section 3.01(ff).

“FCPA” has the meaning set forth in Section 3.01(l).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” shall mean International Financial Reporting Standards as issued by the IASB.

“Indemnified Persons” has the meaning set forth in Section 6.05(a).

“Intellectual Property Rights” has the meaning set forth in Section 3.01(o).

“IASB” means the International Accounting Standards Board.

“Investment Company Act” has the meaning set forth in Section 3.01(t).

“IT Systems and Data” has the meaning set forth in Section 3.01(p).

“Joinder” means, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in form and substance substantially as attached hereto as Exhibit C or such other form as may be agreed to by the Company and a Purchaser.

“Lock-Up Period” shall be the period commencing on the date hereof and ending on, and including three months following the Closing Date.

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“Losses” has the meaning set forth in Section 6.05(a).

“Material Adverse Effect” means any events, changes or developments that, individually or in the aggregate:

(a) have a material adverse effect on the business, financial condition, results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following:

(i) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world;

(ii) events, changes or developments in the industries in which the Company or any Company Subsidiary conducts its business;

(iii) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator;

(iv) any changes in IFRS or accounting standards or interpretations thereof;

(v) epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism or cyberattacks;

(vi) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby;

(vii) any taking of any action at the request of any Purchaser;

(viii) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); or

(ix) any changes in the share price or trading volume of the Company Ordinary Shares or in the Company’s credit rating (provided that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition);

except, in each case with respect to subclauses (i) through (v), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate; or

(b) materially and adversely affect or delay the Company’s power or ability to consummate the Transactions or perform its obligations under the Transaction Agreements.

“Note” or “Notes” has the meaning set forth in the recitals.

“Nasdaq” means The Nasdaq Global Select Market.

“Orderly Sale Amount” has the meaning set forth in Section 6.02(c).

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“Permits” has the meaning set forth in Section 3.01(v).

“Permitted Counterparty” means a nationally recognized financial institution that enters into one or more swap, hedging or other derivative arrangements with one or more Purchasers in connection with a bona fide financing of the purchase of the Notes.

“Permitted Holder” means Nativus Company Limited, Verlinvest S.A., China Resources Company Limited and their respective affiliates.

“Permitted Transfers” has the meaning set forth in Section 5.02.

“Person” or “person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Personal Data” has the meaning set forth in Section 3.01(p).

“PFIC” has the meaning set forth in Section 3.01(z).

“Placement Agent” means each of J.P. Morgan Securities LLC and Nordea Bank Abp.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchaser” has the meaning set forth in the preamble hereto.

“Registrable Securities” means, as of any date of determination, any ADSs (or Underlying Shares) issued or issuable upon the conversion of the Notes, and ADSs (or Underlying Shares) issued or issuable in respect of such ADSs (or Underlying Shares) upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Company Ordinary Shares (including, in each case, as long as the ADSs remain listed on a national recognized securities market, Company Ordinary Shares in the form of ADSs (it being understood that while any offers and sales made under a registration statement contemplated by this Agreement will be of ADSs, the securities to be registered by any such registration statement under the Securities Act are Company Ordinary Shares, and the ADSs are registered under a separate Form F-6)). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (v) such securities may be sold pursuant to Rule 144 without a volume limit, notice requirement or other restriction.

“Registration Expenses” means all expenses incurred by the Company in complying with Article VI, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and reasonable and documented fees and disbursements of a single counsel to the Selling Holders selected by the holders of a majority of the Registrable Securities included in a registration or offering (not to exceed $75,000 per registration or offering), fees and expenses incurred by the Company in connection with state securities or “blue sky” laws, FINRA fees, transfer taxes, fees of transfer agents and registrars, fees and expenses in connection with the ADS program including any fees and charges related to the contribution of the Company Ordinary Shares into the ADS system, and any fees and expenses of the ADS Depositary and ADS Custodian or otherwise payable under the Deposit Agreement, but excluding any underwriting fees, discounts and selling commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the Selling Holders.

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“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, any related free writing prospectus, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” has the meaning set forth in Section 6.01(b).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 144A” means Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” means Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission, and the rules and regulations promulgated thereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Holder Information” has the meaning set forth in Section 6.05(b).

“Selling Holders” has the meaning set forth in Section 6.03(a)(i).

“Specified Persons” has the meaning set forth in Section 7.15.

“Subject Securities” means:

(i) the Company Ordinary Shares or ADSs issuable or issued upon conversion of the Notes; and

(ii) any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above or this clause (ii).

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Take-Down Notice” has the meaning set forth in Section 6.02(b).

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat and unclaimed property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, alternative or add-on minimum, estimated, and other taxes, fees, assessments or charges of any kind in the nature of taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

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“Tax Return” means a report, return or other document (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Transaction Agreements” has the meaning set forth in Section 3.01(c).

“Transactions” has the meaning set forth in Section 3.01(c).

“transfer” has the meaning set forth in Section 5.02.

“Unaudited Condensed Consolidated Financial Information” means the condensed consolidated statements of operations, condensed consolidated statement of financial position and condensed consolidated statement of cash flows as of and for the period ended December 31, 2022 provided to the Purchasers prior to the date hereof.

“Underlying Shares” means the Company Ordinary Shares underlying the ADSs.

“Underwritten Offering” means a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public, including in a block trade offered and sold through an underwriter or underwriters.

“USDA” has the meaning set forth in Section 3.01(ff).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

“WKSI” means a “well known seasoned issuer,” as defined under Rule 405.

Section 1.02 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the Company Ordinary Shares, except as otherwise provided in the Convertible Bond. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, except as otherwise provided herein or in the Convertible Bond.

Article II
SALE AND PURCHASE OF THE NOTES

Section 2.01 Sale and Purchase of the Notes.

(a) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, severally and not jointly, and such Purchaser shall purchase and acquire from the Company, severally and not jointly, the applicable principal amount of Notes at the Closing listed opposite such Purchaser’s name on Schedule 1 hereto at the applicable purchase price listed opposite such Purchaser’s name on Schedule 1 hereto (such price, the “Purchase Price”). In no event shall any one Purchaser be liable for the purchase and acquisition of the Notes of any other Purchaser.

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(b) Subscription and payment for the Notes shall be made by each Purchaser to the Company by wire transfer of immediately available funds in accordance with the written instructions provided by the Company or White & Case LLP (“Company Representative”), such instructions to be provided no later than three Business Days prior to the Closing Date. The Notes shall be in definitive form. No later than the Closing Date, the Notes shall be delivered to the respective Purchasers in the form contemplated by the Convertible Bond for the respective accounts of each several Purchaser, with any transfer taxes payable in connection with the transfer of the Notes to the Purchasers duly paid by the Company, against payment of the Purchase Price therefor.

Section 2.02 The Closing.

(a) Subject to the satisfaction or waiver of the conditions for the Closing set forth in this Section 2.02, the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place electronically by exchange of the closing deliverables upon the satisfaction of the closing conditions set forth herein, or at such other time or date as may be mutually agreed upon in writing by the Company and the Purchasers of a majority of the Notes (the date on which the Closing actually occurs, the “Closing Date”).

(b) To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) the Company shall (A) resolve to issue the Notes to the Purchasers and, subject to the Purchasers’ respective subscriptions for the Notes, shall resolve to allot the Notes to the respective Purchasers, (B) sign, execute and deliver the applicable portion of the Notes in the certificate form attached hereto as Exhibit B, registered in the name of each Purchaser, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price for the applicable portion of the Notes, and (C) submit the terms and conditions of the Convertible Bond for registration with the Swedish Companies Registration Office; provided, that each Purchaser acknowledges that the registration of the Convertible Bond and thus the conversion mechanism constituting part of the Notes may be delayed due to procedures of the Swedish Companies Registration Office or other events beyond the Company’s control and that such delay will not be a default under this Agreement as long as the Company is using its reasonable best efforts to effect the registration of the Convertible Bond no later than on the thirtieth Business Day following the date of this Agreement, in which case the undertakings in Section 2.05 of the Convertible Bond shall apply; provided further, that notwithstanding the timing of the registration of the Convertible Bond and the effectiveness of the conversion mechanism of the Notes, all Notes will be delivered to the Purchasers at the Closing and interest shall begin to accrue as of the Closing Date; and

(ii) each Purchaser shall cause a wire transfer to be made to an account of the Company designated to the Purchasers in accordance with Section 2.01(b) in an amount equal to the Purchase Price for the applicable Notes.

(c) The obligations of the Company and each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

(i) the purchase and sale of the Notes shall not be prohibited by law or enjoined by any Governmental Entity of competent jurisdiction; and

(ii) the closing and funding of the 9.25% Convertible Senior PIK Notes pursuant to that Investment Agreement, dated as of March 14, 2023, between the Company and the purchasers named therein shall have occurred (the “U.S. Investment Agreement”).

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(d) The obligations of each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

(i) (A) the representations and warranties of the Company set forth in Section 3.01(a), Section 3.01(b), Section 3.01(c) and Section 3.01(e) shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified); and (B) the representations and warranties of the Company set forth in Section 3.01, other than as described in the foregoing clause (A), shall be true and correct on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified) (giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties);

(ii) the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing;

(iii) each Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Sections 2.02(d)(i), 2.02(d)(ii) and 2.02(d)(iv) have been satisfied;

(iv) the Company shall have procured the registration of the Convertible Bond with the Swedish Companies Registration Office;

(v) the Company shall have executed the applicable Notes and delivered a copy to each Purchaser;

(vi) the Company and/or any of its subsidiaries shall have entered into a revolving credit facility on terms and subject to conditions consistent in all material respects with the commitment letters dated on or around March 14, 2023 from BNP Paribas SA, Bankfilial Sverige, Coöperatieve Rabobank U.A., Nordea Bank Abp, filial i Sverige and J.P. Morgan SE to the Company;

(vii) if the Company and/or any of its subsidiaries shall have entered into an intercreditor agreement with the Purchasers (“Intercreditor Agreement”), such Intercreditor Agreement shall be on terms no less favorable to the Purchasers than the draft intercreditor agreement and unsecured convertible notes rider to be inserted therein circulated by the Company prior to the date hereof;

(viii) if the Company and/or any of its subsidiaries shall have entered into a term loan B credit facility, any arrangement providing for such term loan shall be on terms and subject to conditions (i) consistent in all material respects with the proposed terms set out in the commitment letter dated on or around March 14, 2023, from Silver Point Capital, L.P. to the Company and (ii) not materially less favorable (from the perspective of the Purchasers) than those contained in the draft term loan B credit agreement distributed by the Company to the Purchasers on March 7, 2023;

(ix) the Purchasers shall have received legal opinions from U.S. and Swedish counsel to the Company, in form and substance satisfactory to the Purchasers, addressing organization and good standing of the Company, authorization, execution and delivery and enforceability of the Transaction Agreements, no conflicts and no consents, and no registration under the Securities Act; and

(x) the Company shall have provided the Purchasers written notice of the Closing Date no later than three Business Days prior to the Closing Date.

(e) The obligations of the Company to sell the Notes to each Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

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(i) (A) the representations and warranties of each Purchaser set forth in Section 3.02(a) and Section 3.02(b) shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified); and (B) the representations and warranties of each Purchaser set forth in Section 3.02, other than as described in the foregoing clause (A), shall be true and correct on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified) (giving effect to materiality or similar phrases in the representations and warranties);

(ii) each Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(iii) the Company shall have received a confirmation (which may be given via email), dated as of the Closing Date from each Purchaser certifying that the conditions specified in Sections 2.02(e)(i) and 2.02(e)(ii) have been satisfied in respect of such Purchaser.

Section 2.03 Termination.

(a) This Agreement may be terminated before the Closing:

(i) by mutual written agreement of the Company and each Purchaser (solely with respect to itself);

(ii) by either the Company or a Purchaser (solely with respect to itself), if:

(A) the Closing has not been consummated on or before the 30th Business Day following the date of this Agreement (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 2.03(a)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or

(B) the purchase and sale of the Notes shall have been (1) prohibited by law or (2) enjoined by any Governmental Entity of competent jurisdiction, and such injunction shall have become final and nonappealable.

(iii) by a Purchaser (solely with respect to itself), if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 2.02(d)(i) and Section 2.02(d)(ii) not to be satisfied, and such conditions are incapable of being satisfied by the End Date; or

(iv) by the Company (with respect to a breaching or non-performing Purchaser), if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of any Purchaser set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 2.02(e)(i) and Section 2.02(e)(ii) not to be satisfied, and such conditions are incapable of being satisfied by the End Date.

(b) If this Agreement is terminated pursuant to Section 2.03(a), this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the intentional (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any liabilities and damages incurred or suffered by the other party as a result of such failure, subject to Section 7.02. The provisions of this Section 2.03(b) and Sections 7.11, 7.13 and 7.15 shall survive any termination hereof pursuant to Section 7.12.

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(c) Following the Closing, this Agreement may only be terminated by the mutual written agreement of the Company and with respect to a Purchaser’s obligations hereunder, such Purchaser.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:

(a) Existence and Power. The Company (i) has been duly incorporated, is validly existing as a public limited company (Sw. publikt aktiebolag) existing under the laws of Sweden and has the corporate power and authority to own or lease its property and to conduct its business as described in the Company Reports, and (ii) is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect. Each Company Subsidiary listed on Exhibit 8.1 to the 2021 20-F has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in the Company Reports and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Capitalization. The Company has an authorized capitalization as set forth in the Company Reports. All outstanding Company Ordinary Shares have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as provided in this Agreement, the Convertible Bond, the Notes and as described in the Company Reports, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any Capital Stock of the Company or any securities convertible into or exchangeable for such Capital Stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its Company Ordinary Shares.

(c) Authorization. The execution, delivery and performance of this Agreement, the Convertible Bond and the Notes (collectively, the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer, preference or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). The Convertible Bond, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Deposit Agreement has been duly authorized, executed and delivered, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

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(d) General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes or in any manner involving a public offering (within the meaning of Section 4(a)(2) of the Securities Act). The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

(e) Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Convertible Bond, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company Ordinary Shares to be issued upon conversion of the Notes in accordance with the terms of the Convertible Bond have been duly authorized for issuance, and when issued upon conversion of the Notes in accordance with the terms of the Convertible Bond, all such Company Ordinary Shares will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights. Upon issuance by the ADS Depositary of ADRs evidencing the ADSs against the deposit of Company Ordinary Shares (including Company Ordinary Shares underlying the ADSs issuable upon conversion of the Notes) in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(f) Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the consummation by the Company of the Transactions and the issuance of the ADSs (or the Company Ordinary Shares represented thereby) upon conversion of the Notes in accordance with their terms will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of association of the Company, (ii) any mortgage, note, indenture, convertible, deed of trust, lease, license, loan agreement or other agreement or instrument binding upon the Company or any Company Subsidiary (including without limitation the term loan and revolving credit agreement that will be entered into on the Closing Date) or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of each Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act, any foreign antitrust or competition laws or any foreign direct investment laws, requirements or regulations in connection with the issuance of Company Ordinary Shares upon the conversion of the Notes, (B) pursuant to any requirements or regulations in connection with the issuance of Company Ordinary Shares upon the conversion of the Notes, including the filing of a listing notice with Nasdaq or filings under state securities or “blue sky” laws, (C) any required filings pursuant to the Exchange Act or the rules of the SEC, Nasdaq or state regulators, (D) any requirements or regulations in connection with the registration with the Swedish Companies Registration Office of the Convertible Bond or (E) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article VI), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g) Reports; Financial Statements.

(i) The Company has timely filed or furnished, as applicable, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 20-F”), Forms 6-K and all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since May 19, 2021. Since May 19, 2021,

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the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(ii) As of its respective filing date, and, if amended, as of the date of the filing of such last amendment (except to the extent that information contained in any Company Report has been revised or superseded by a later filed Company Report filed and made publicly available prior to the date of this Agreement), each Company Report (and any further documents so filed and incorporated by reference in each of the Company Reports) complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective filing date, and, if amended, as of the filing of such last amendment and as of the date hereof (except to the extent that information contained in any Company Report has been revised or superseded by a later filed Company Report filed and made publicly available prior to the date of this Agreement), no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(iii) Each of (i) the consolidated statements of financial position of the Company as of December 31, 2020 and 2021, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2021 included in the 2021 20-F, (ii) the consolidated statements of financial position of the Company as of December 31, 2021 and September 30, 2022, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the three and nine month periods for the period ended September 30, 2021 and 2022 included in the Report of Foreign Private issuer on Form 6-K furnished to the SEC on November 14, 2022, and (iii) the Unaudited Condensed Consolidated Financial Information (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and the results of the consolidated operations, changes in equity and cash flows of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, and (C) have been prepared in accordance with IFRS consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of the Unaudited Condensed Consolidated Financial Information, except for the absence of (x) footnote disclosure and (y) a condensed consolidated statement of changes in equity.

(iv) As of the date of this Agreement, there are no outstanding unresolved comments from any comment letters received by the Company from the SEC relating to reports, statements, schedules, registration statements or other filings filed or furnished by the Company with the SEC. To the knowledge of the Company, as of the date of this Agreement, none of the Company Reports is the subject of any ongoing review by the SEC.

(h) Foreign Private Issuer and Foreign Issuer Status; Offering Restrictions. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act and a “foreign issuer” as defined in Regulation S under the Securities Act. The Company has implemented “offering restrictions” as defined in Regulation S under the Securities Act.

(i) Absence of Certain Changes. Since December 31, 2021, except as disclosed in the Company Reports, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(j) Legal Proceedings. Other than as described in the Company Reports, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Company Subsidiary is a party or to which any of the properties of the Company

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or any Company Subsidiary is subject that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Real Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

(l) Anti-Corruption. During the past five years, none of the Company or any of its Subsidiaries or controlled affiliates or any director or officer thereof, nor, to the knowledge of the Company, any agent, employee, or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or receipt of any unlawful contribution, gift, entertainment or other unlawful expense; or made, offered, promised or authorized any direct or indirect unlawful payment; or (ii) violated, is in violation of, or will violate any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Bribery Act 2010 of the United Kingdom, Brazil’s Anticorruption Law (Laws No. 12,846/2013 and 8,429/1992) and Brazilian Decree 11,129/2022, or any other applicable anti-bribery or anti-corruption law, or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company and each of its Subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(m) Anti-Money Laundering. During the past five years, the operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(n) Sanctions.

(i) None of the Company or any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat for Economic Affairs, the Hong Kong Monetary Authority, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

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(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person that, at the time of the funding or facilitation, is or was the subject of Sanctions or in any country or territory that, at the time of such funding or facilitation, is the subject of territorial Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of its subsidiaries, within the past five years, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, that at the time of the dealing or transaction is or was the subject of Sanctions, or in any country or territory that at the time of the dealing or transaction is or was the subject of territorial Sanctions.

(o) Intellectual Property. Except to the extent it would not be reasonably expected to have a Material Adverse Effect: (i) the Company and each Company Subsidiary own or have a valid license to use any and all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, processes or procedures), trademarks, service marks, trade names, domain names, software, data and other worldwide intellectual property or similar proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property Rights”), in each case, used in or reasonably necessary to the conduct of their businesses as currently conducted; (ii) the Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary (the “Company Owned Intellectual Property Rights”), are solely and exclusively owned by the Company or the Company Subsidiaries, in each case free and clear of all liens, defects or similar encumbrances or other restrictions, other than non-exclusive licenses granted in the ordinary course of business, (iii) the Company Owned Intellectual Property Rights and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company or any Company Subsidiary, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by a third party (A) challenging the validity, scope or enforceability of any such Intellectual Property Rights or (B) alleging that the Company or any Company Subsidiary has infringed, misappropriated or violated any Intellectual Property Rights of any third party; (iv) neither the Company nor any Company Subsidiary has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (v) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating or has infringed, misappropriated or otherwise violated, any Company Owned Intellectual Property Rights; (vi) neither the Company nor any Company Subsidiary infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vii) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Company Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or a Company Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (viii) the Company and the Company Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret.

(p) Data Security; Privacy. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and the Company Subsidiaries have complied and are presently in compliance with all internal and external written privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations, in

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each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any Company Subsidiary of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Personal Data”); (ii) the Company and the Company Subsidiaries maintain and have maintained commercially reasonable policies and procedures designed to ensure the Company’s, and the Company Subsidiaries’, compliance with the Data Security Obligations; (iii) neither the Company nor any Company Subsidiary has received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iv) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending, or, to the Company’s knowledge, threatened in writing against the Company or any Company Subsidiary alleging non-compliance with any Data Security Obligation.

(q) Information Technology Systems and Data. Except to the extent it would not be reasonably expected to have a Material Adverse Effect, the information technology assets, equipment, computers, systems, networks, hardware, software, internet websites, applications, data and databases (including the Personal Data, the data of their respective customers, employees, suppliers, vendors and any other third party data maintained, processed or transmitted by or on behalf of the Company and the Company Subsidiaries) used by or on behalf of the Company and Company Subsidiaries (collectively, “IT Systems and Data”) are reasonably adequate for, and operate and perform as required in connection with, the operation of the businesses of the Company and the Company Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each Company Subsidiary take and have taken all reasonable technical and organizational measures necessary to protect the IT Systems and Data. Without limiting the foregoing, the Company and the Company Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are designed to protect against and prevent the breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or any other compromise or misuse, in each case, of or relating to any IT Systems and Data (“Breach”). There has been no Breach, and the Company and the Company Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach.

(r) Environmental Laws.

(i) The Company and each Company Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Labor Disputes. No material labor dispute with the employees of the Company or any Company Subsidiary exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its

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principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(t) Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes at the Closing and the transactions contemplated by the other Transaction Agreements and the application of the use of proceeds therefrom, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u) Directed Selling Efforts. Neither the Company nor its affiliates (as defined in Rule 405 under the Securities Act) nor any persons acting on behalf of any of them has engaged in any “directed selling efforts” (as defined in Regulation S under the Securities Act) with respect to the Notes, the ADSs or the Company Ordinary Shares.

(v) Insurance. The Company and each Company Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; and neither the Company nor any Company Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Certificates; Authorizations. The Company and each Company Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (“Permits”) necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. During the past three years, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit relating to the Company or the Company Subsidiaries, and their respective business and products, when submitted to the regulatory authority were true, complete and correct in all material respects as of the date of submission (or were corrected by subsequent submission), and any subsequent updates, changes, corrections or modifications to such applications, submissions, information and data required by the applicable regulatory authority with respect to such Permits have been submitted to such regulatory authority, except where the failure to make such updates, changes, corrections or modifications would not reasonably be expected to have a Material Adverse Effect.

(x) Internal Controls. Except as disclosed in the Company Reports, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, as issued by the IASB, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company Reports, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(y) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information required to be disclosed

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by the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(z) Taxes and Tax Returns. To the Company’s knowledge, the Company and each Company Subsidiary have filed all federal, state, local and foreign Tax Returns required to be filed through the date of this Agreement or have obtained extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (whether or not shown on any such Tax Returns) (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with IFRS), and no tax deficiency has been determined adversely to the Company or any Company Subsidiary which, singly or in the aggregate, has had (nor does the Company nor any Company Subsidiary have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Company Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The Company believes that it was not a PFIC for U.S. federal income tax purposes for its most recent taxable year and, to the Company’s knowledge, based on the current and expected composition of its income and assets, the Company believes it will not be a PFIC for its current taxable year.

(aa) Stamp and Other Taxes. No stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Purchasers in Sweden or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement or the Convertible Bond by the Company, (ii) the issuance of the Notes, (iii) the deposit with the ADS Depositary of the Company Ordinary Shares against the issuance of the ADRs evidencing the ADSs, (iv) the issuance and delivery of the Company Ordinary Shares, when issued by the Company upon conversion of the Notes, (v) the sale and delivery of the Notes by the Company to the Purchasers or (vi) the sale of the ADRs by the Purchasers following the conversion of the Notes into Company Ordinary Shares and the deposit of the Company Ordinary Shares against the issuance of the ADRs evidencing the ADSs.

(bb) Brokers and Finders. Except for the fees and expenses of the Placement Agents, the Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements whose fees the Purchasers would be required to pay.

(cc) Enforceability in Sweden. It is not necessary under the laws of Sweden (i) to enable the Purchasers to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in Sweden, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Purchasers to be qualified or entitled to carry out business in Sweden. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Convertible Bond, the Deposit Agreement or the Notes would be enforceable against the Company in Sweden upon a suit filed by the claimant in a Swedish court based on and reflecting the U.S. judgment only, following which the Company undertakes not to register any objection to the Swedish courts making no reconsideration or re-examination of the merits, and to accept the relief sought and the new judgment rendered by the Swedish court.

(dd) Immunity. Neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Sweden.

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(ee) Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Sweden and will be honored by the courts of Sweden. The Company has the power to submit, and pursuant to Section 6.08(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts set forth therein.

(ff) Food Safety Laws. Except as disclosed in the Company Reports,

(i) during the past three years, except in each case as would not reasonably be expected to have a Material Adverse Effect: (A) the Company and its Subsidiaries have conducted their businesses in compliance with all applicable laws, statutes, codes, treaties, decrees, rules, ordinances and regulations and any determination or direction of any arbitrator or any regulatory authorities relating to the operation and conduct of their businesses or any of their products, properties or facilities, including, without limitation, all applicable Laws administered or enforced by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Agriculture (the “USDA”) or any other regulatory authority regulating the development, cultivation, manufacture, production, import, export, packaging, packing, labeling, handling, storage, transportation, distribution, purchase, sale, advertising or marketing of food, and (B) neither the Company nor any of its Subsidiaries has received written notice of any violation, alleged violation or potential violation of any such laws; and

(ii) within the last three years, neither the Company nor any of its Subsidiaries has had any product or manufacturing site subject to a regulatory authority (including the FDA and the USDA) shutdown or import or export prohibition, nor received any material FDA Form 483 or other material regulatory authority notice of inspectional observations, “warning letters,” “untitled letters,” or requests or requirements to make material changes to any products or operations of the Company or any of its subsidiaries, or similar correspondence or written notice from the FDA, the USDA or other regulatory authority in respect of their businesses as now being conducted.

(gg) No Additional Representations.

(i) The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement.

(ii) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 or in any certificate delivered by each Purchaser pursuant to this Agreement, (i) no person has been authorized by such Purchaser to make any representation or warranty relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of such Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement or in any certificate delivered by such Purchaser pursuant to this Agreement.

Section 3.02 Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Organization; Ownership. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

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(b) Authorization; Sufficient Funds; No Conflicts.

(i) Purchaser has the power and authority to execute and deliver this Agreement and to consummate the purchase of the Notes. The execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action by Purchaser. No other proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and consummation of the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii) The execution, delivery and performance of the Transaction Agreements to which Purchaser is a party by Purchaser, the consummation by Purchaser of the transactions contemplated thereby, and the compliance by Purchaser with any of the provisions thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of Purchaser’s organizational documents, (B) any mortgage, note, convertible bond, deed of trust, lease, license, loan agreement or other agreement binding upon Purchaser or any of its Affiliates or (C) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust, competition laws or foreign direct investment laws, requirements or regulations in connection with the issuance of Company Ordinary Shares (or in connection with a deposit with the ADS Depositary of the Company Ordinary Shares against the issuance of the ADRs evidencing the ADSs) upon the conversion of the Notes and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by Purchaser.

(d) Securities Act Representations. Purchaser is a qualified institutional buyer (as defined in Rule 144A(a)(1) under the Securities Act), an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, is, or is advised by an investment advisor that it is, an “Institutional Account” as defined in FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in privately placed securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation as a Purchaser of the Notes. Purchaser is aware that the sale of the Notes is being made in reliance on an exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Purchaser is acquiring the Notes (and any Company Ordinary Shares issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any Company Ordinary Shares issuable upon conversion of the Notes) in violation of the Securities Act. Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any Company Ordinary Shares issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. Purchaser has (i) received, had an opportunity to review and understood the offering materials made available to it in connection with the purchase of the Notes, (ii) had the opportunity to ask questions of and receive answers from the

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Company directly and (iii) conducted and completed its own independent due diligence with respect to the purchase of the Notes. Based on such information as Purchaser has deemed appropriate and without reliance upon the Company or the Placement Agents, Purchaser has independently made its own analysis and decision to purchase the Notes. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Notes, the purchase and sale of the Notes and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(e) Reliance on Exemption; Regulation S. Purchaser understands that the Notes are being offered and sold in reliance on the exemption from registration provided by Regulation S under the Securities Act and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemption and the eligibility of the Purchaser to acquire the Notes (and any Company Ordinary Shares issuable upon conversion of the Notes). Purchaser, and any account for which the Purchaser is acquiring the Notes, is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act and is purchasing the Notes in an “offshore transaction” (as such term is defined under Regulation S) and it understands that the Notes will be subject to a distribution compliance period under Regulation S of the Securities Act. Purchaser further acknowledges and agrees that, absent an effective registration under the Securities Act, its Notes may only be offered, sold or otherwise transferred (i) to the Company, (ii) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act or (iii) pursuant to another exemption from registration under the Securities Act.

(f) Affiliate Status; Control Securities. The Purchaser may be considered an “affiliate” of the Company as defined in Rule 144(a)(1) of the Securities Act. The Purchaser understands that, in the hands of the Purchaser, the Notes and the Ordinary Shares issuable on conversion of the Notes (and any ADSs representing such Ordinary Shares) may be considered “control securities” for purposes of the U.S. federal securities laws and, therefore, may be subject to restrictions on resale under Rule 144 of the Securities Act with which the undersigned must comply. The Purchaser will comply with all such applicable restrictions on resale at all times.

(g) General Solicitation; No Integration. Neither Purchaser nor any other Person or entity authorized by Purchaser to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering (within the meaning of Section 4(a)(2) of the Securities Act).

(h) Brokers and Finders. Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(i) Taxes. Purchaser understands that there may be certain consequences under United States and other tax laws resulting from an investment in the Notes and has made such investigation and has consulted its own independent advisors or otherwise has satisfied itself concerning, without limitation, the effects of United States federal, state and local income tax laws and foreign tax laws generally and the US Employee Retirement Income Security Act of 1974, the Investment Company Act, and the Securities Act.

(j) Available Funds. The Purchaser at the Closing will have sufficient funds to pay the applicable Purchase Price for its Notes pursuant to Article II.

(k) No Governmental Review. The Purchaser understands that no United States agency or any other government or governmental agency has passed on or made any recommendation

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or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(l) Legends. The Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Notes and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in the Convertible Bond.

(m) Residency. For purposes of United States securities laws, the Purchaser is a resident of the jurisdiction specified with respect to such Purchaser on the notice information page attached hereto.

(n) Placement Agent. Purchaser acknowledges and agrees that (i) each Placement Agent is acting solely as the Company’s placement agent in connection with the purchase and sale of the Notes and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Purchaser, the Company or any other person or entity in connection with the purchase and sale of the Notes, (ii) neither Placement Agent has made nor will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation to you in connection with the purchase and sale of the Notes, (iii) neither Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Notes or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the purchase and sale of the Notes, and (d) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to you, or to any person claiming through you, in respect of the purchase and sale of the Notes.

(o) Suitability. Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Notes and participation in the purchase and sale thereof (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Notes (and the Company Ordinary Shares or ADSs issuable upon conversion of the Notes). Purchaser is able to bear the substantial risks associated with its purchase of the Notes, including but not limited to loss of its entire investment therein.

(p) No Additional Representations.

(i) Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and Purchaser has not relied on or been

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induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement.

(ii) Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges Purchaser has been provided with sufficient access for such purposes. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement or in any certificate delivered by the Company pursuant to this Agreement.

Article IV
[reserved]

Article V
ADDITIONAL AGREEMENTS

Section 5.01 Taking of Necessary Action. Each party hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

Section 5.02 Lock-Up Period. During the Lock-Up Period, each Purchaser shall not (x) (1) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment mortgage, hypothecation, gift, encumbrance or similar disposition of (any of the foregoing, a “transfer”), any of the ADSs or Company Ordinary Shares or enter into a transaction which would have the same effect, or (2) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any third party, directly or indirectly, in whole or in part, any ownership of, or interests in, the ADSs or Company Ordinary Shares, whether any such aforementioned transaction is to be settled by delivery of ADSs or Company Ordinary Shares or other securities, in cash or otherwise directly or indirectly hedge their investment in the Notes (including, for the avoidance of doubt, by means of short sales of ADSs or Company Ordinary Shares or through derivative (including any cash-settled derivative) or other hedging transactions), other than, in the case of clause (1), Permitted Transfers. “Permitted Transfers” shall mean any (i) transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement, (ii) transfer to the Company or any of its Subsidiaries, (iii) transfer with the prior written consent of the Company or (iv) transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a Change in Control of the Company that has been approved by the Board of Directors; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the ADSs or Company Ordinary Shares shall remain subject to the provisions of the Lock-Up Period.

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Section 5.03 Securities Laws. Each Purchaser acknowledges and agrees that the issuance and sale of the Notes (and the Company Ordinary Shares or the ADSs that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state securities laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws, is available. Each Purchaser acknowledges that, except as provided in Article VI with respect to ADSs and Company Ordinary Shares and the Notes, such Purchaser has no right to require the Company or any Company Subsidiary to register the ADSs or Company Ordinary Shares that are issuable upon conversion of the Notes. Each Purchaser also acknowledges and agrees that the Notes and underlying ADSs and Company Ordinary Shares may be notated with a restrictive legend, subject to the terms of the Convertible Bond and the Notes.

Section 5.04 Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 5.05 Antitrust/Foreign Direct Investment Approval. The Company and the Purchasers acknowledge that one or more filings under the HSR Act or foreign antitrust/foreign direct investment laws may be necessary in connection with the issuance of the ADSs or Company Ordinary Shares ahead of the conversion of the Notes. Each Purchaser will promptly notify the Company if any such filing is required/advisable on the part of such Purchaser. To the extent reasonably requested, the Company and such Purchaser will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of ADSs or Company Ordinary Shares ahead of the conversion of Notes held by such Purchaser in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of such Purchaser or any of its Affiliates to comply with any applicable law. The Company and each Purchaser shall cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. For as long as there are Notes outstanding and owned by a Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four times per calendar year) such information regarding the Company and its Subsidiaries as the Purchasers may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. Each Purchaser shall be responsible for 100% of the payment of its respective HSR Act filing fees and foreign antitrust filing fees, and each of the Purchasers and the Company shall be responsible for its own costs and expenses incurred in connection with any such applications or filings.

Section 5.06 Certain Tax Matters. Notwithstanding anything herein to the contrary, but subject to the obligation of the Company to pay Additional Amounts (as defined in the Convertible Bond), the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, subject in all respects to the provisions of Section 4.06 of the Convertible Bond, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, without duplication of any amounts already withheld or set off,

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the Company shall be entitled to effect any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes), subject in all respects to the provisions of Section 4.06 of the Convertible Bond.

Section 5.07 Undertaking in Respect of Enforceability in Sweden. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Convertible Bond, the Deposit Agreement or the Notes would be enforceable against the Company in Sweden upon a suit filed by the claimant in a Swedish court based on and reflecting the U.S. judgment only, following which the Company undertakes not to register any objection to the Swedish courts making no reconsideration or re-examination of the merits, and to accept the relief sought and the new judgment rendered by the Swedish court.

Section 5.08 Transfer Restrictions. Each Purchaser agrees not to make any transfer (as defined above in Section 5.02) of the Notes prior to two trading days following the Company’s earnings release for the quarter ended March 31, 2023.

Article VI
REGISTRATION RIGHTS

Section 6.01 Registration Statement.

(a) As soon as reasonably practicable after the issuance of the Notes and in any event within 30 calendar days, the Company will use its commercially reasonable efforts to prepare and file a Registration Statement or post-effective amendment to an existing Registration Statement registering the resale of the Registrable Securities (which shall cover the maximum number of ADSs issuable assuming the combination of all of the following: (x) full “physical” settlement of conversions of the Notes into ADSs, and (y) the maximum number of additional ADSs that may be issuable pursuant to conversions of the Notes if the Company were to elect the “payment-in-kind” option for the Notes for every interest payment date until maturity, in each case, in accordance with the terms of the Convertible Bond) and to provide for resales of the Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (subject to the availability of a Registration Statement on Form F-3 or any successor form thereto (or Form S-3 if the Company is not a foreign private issuer)), which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include a plan of distribution and selling shareholder disclosure reasonably requested by a Purchaser. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof and will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. In addition, the Company will from time to time, after the initial Registration Statement has been declared effective, use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article VI shall be on Form F-3 (or a successor form) if the Company is eligible to use such form (or on Form S-3 if the Company is not a foreign private issuer) and shall be an automatically effective Registration Statement if the Company is a WKSI.

(b) Subject to the provisions of Section 6.02, and further subject to the availability of a Registration Statement on Form F-3 (or any successor form thereto) or Form S-3 (if the Company is not a foreign private issuer) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its commercially reasonable efforts to keep the

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Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement, (ii) there otherwise cease to be any Registrable Securities and (iii) following the maturity date of the Notes and full settlement of principal and interest in accordance with the terms of the Convertible Bond, the Registrable Securities represent less than $25,000,000 by value in the aggregate.

(c) During such period of time that the Company ceases to be eligible to file or use a Registration Statement on Form F-3 (or any successor form thereto) or Form S-3 (if the Company is not a foreign private issuer), upon the written request of any holder of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form F-1 (or any successor form) or Form S-1 (if the Company is not a foreign private issuer) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and use reasonable efforts to file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement available until the Registration Termination Date. Prior to filing such Form F-1 or Form S-1, as applicable, the Company shall provide reasonable advance notice thereof to the other Purchasers at least five business days before the filing of such Registration Statement and shall include in such Registration Statement the Registrable Securities of any Purchaser who so requests within five business days after receipt of the Company’s notice. When the Company regains ability to file a Registration Statement on Form F-3 (or Form S-3 if the Company is not a foreign private issuer) covering the Registrable Securities it shall use reasonable efforts to do so as promptly as practicable in accordance with Section 6.01(a).

Section 6.02 Registration Limitations and Obligations.

(a) Subject to Section 6.01, the Company will use commercially reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 6.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address and contact information. No sales may be made under the applicable Registration Statement during any Blackout Period of which the holders of Registrable Securities have received notice. In the event of a Blackout Period, the Company shall notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the date the initial Registration Statement has been declared effective shall be considered a Blackout Period and subject to the limitations therein.

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(b) At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it, together with any other Persons, intend to sell at least $25,000,000 in aggregate of Registrable Securities held by such holder and such other Persons, in each case, pursuant to the Registration Statement, then, no more than two times in any 12-month period, the Company shall amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering. In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in first sentence above, and where the Take-Down Notice contemplates marketing efforts by the Company and the underwriters, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts. The holder of the Registrable Securities that delivered the applicable Take-Down Notice shall select the underwriters (including the managing underwriters) for each Underwritten Offering; provided that the underwriters shall be reasonably acceptable to the Company. The Company shall select the counsel for the underwriters; provided that such counsel shall be reasonably acceptable to the managing underwriters and the holder of Registrable Securities that delivered the applicable Take-Down Notice. Such holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such holder to the underwriters in such Underwritten Offering. Such holder shall reasonably determine the timing of any such registration and sale. Such holder shall determine the applicable underwriting discount and other financial terms, and such holder of the Registrable Securities sold in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering. Without the consent of the holders of a majority of Registrable Securities subject to an Underwritten Offering, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.

(c) If the managing underwriter or underwriters of any firm commitment Underwritten Offering advise the Selling Holders in such offering in writing that, in their view, the total amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the largest amount (the “Orderly Sale Amount”) that can be sold in an orderly manner in such Underwritten Offering within a price range acceptable to the majority in interest of Selling Holders, then there shall be included in such firm commitment Underwritten Offering an amount of Registrable Securities not exceeding the Orderly Sale Amount, and such included amount of Registrable Securities shall be allocated pro rata among the Selling Holders with respect to such Underwritten Offering on the basis of the number of Registrable Securities beneficially owned by each such Selling Holder.

(d) If the managing underwriters have not limited the Registrable Securities to be included in the Underwritten Offering, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such Underwritten Offering will not be limited thereby.

(e) Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for less than $25,000,000 of Registrable Securities held by such holders (provided that, if collectively a Purchaser and its Affiliates do not own at least $25,000,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them).

(f) In connection with an Underwritten Offering, the Company and its directors and officers shall, to the extent requested by managing underwriters of such a distribution, be subject to a customary lockup agreement with a restricted period of the same length of time as such holder agrees with the managing underwriters (but not to exceed 90 days) during which the Company may not issue or transfer, and its officers and directors may not transfer, ADSs or Company Ordinary Shares or any securities exchangeable or exercisable for, or convertible into, ADSs or Company Ordinary Shares,

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subject to customary carve-outs agreed with the managing underwriters, which may include, but are not limited to: (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans, (ii) sales in connection with the settlement of equity awards to cover tax withholding obligations, (iii) sales under trading plans pursuant to Rule 10b5-1, and (iv) issuances in connection with acquisitions, joint ventures and other strategic transactions (which, in the case of this clause (iv), would not exceed up to 10% of the outstanding Company Ordinary Shares at the time of such Underwritten Offering).

(g) If the Company files a Registration Statement with respect to an offering of ADSs on behalf of the Company or on behalf of one or more shareholders of the Company, or otherwise seeks to commence an offering of ADSs on behalf of the Company or one or more shareholders of the Company, then the Company shall be required to give advance notice of the filing of the Registration Statement or the offering to the Purchasers at least five business days before the filing of the Registration Statement or the commencement of the offering. Upon receipt of the Company notice, each of the Purchasers shall have five business days to inform the Company whether or not they want to include their Registrable Securities in the proposed offering. The Company shall include in the offering any Registrable Securities which a Purchaser has requested to be included in such offering. If the managing underwriter of the offering advises the Company that the number of ADSs proposed to be sold exceeds the Orderly Sale Amount, then the Company shall include in the offering such lower number of ADSs that equals the Orderly Sale Amount, with the Company having first priority, the other shareholders having second priority, and the piggybacking Purchasers having third priority with respect to inclusion of their ADSs in the offering.

Section 6.03 Registration Procedures.

(a) If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registrable Securities pursuant thereto as provided in this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i) use commercially reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article VI; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice, the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriters, and other documents reasonably requested by any such counsel, including any comment letter from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriters, if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriters and their counsel) the Company’s books and records, officers, accountants and other advisors; provided that the same occurs during normal business hours after reasonable notice and does not materially interfere with the business of the Company; provided further that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions. In no event shall the Purchaser be identified as a statutory underwriter in the

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Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Purchaser be identified as a statutory underwriter in the Registration Statement, the Purchaser will have an opportunity to withdraw its Registerable Securities from the Registration Statement;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article VI;

(iii) if requested by the lead managing underwriters, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6.03(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(iv) furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriters, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(v) use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vi) use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(vii) as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state Governmental Entity for amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under

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which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such events;

(viii) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (viii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(ix) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(x) prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xi) use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Convertible Bond and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

(xii) agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters; and

(xiii) to the extent any Purchaser seeks to effect an in-kind distribution of its Registrable Securities to its shareholders, members, partners or limited partners, the Company agrees to cooperate with the Purchaser in such distribution and to use reasonable efforts to cause its transfer agent to cooperate with the Purchaser in such distribution, including filing one or more prospectus supplements to evidence the distribution and to register for resale the Registrable Securities distributed to the shareholders, members, partners or limited partners of the Purchaser in such distribution.

(b) To the extent not prohibited by applicable laws, the Company will use reasonable efforts to facilitate and (if required) approve or consent to the deposit of any or all of the Company Ordinary Shares, which the Purchasers have received by conversion from the Notes, with the ADS Depositary for the issuance of ADSs in connection with a concurrent resale of such ADSs subject to an

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effective registration statement as described in this Article VI in accordance with the applicable deposit agreement in connection with the Company’s ADS program. Without limiting the generality of the foregoing, to the extent permitted by applicable laws, (i) the Company agrees to execute, deliver and provide such instrument or document, and carry out any other necessary or appropriate action, as may be reasonably requested or required by the ADS Depositary, any Purchaser or the managing underwriter of any Underwritten Offering, (ii) the Company agrees to file, or to cause the ADS Depositary to file, a registration statement on Form F-6 which registers under the Securities Act the maximum number of ADSs that may be issued upon conversion of the Notes in accordance with the terms of the Convertible Bond, (iii) the Company agrees to pay all fees and expenses related to the ADS program in connection with the filing of a Registration Statement, conversion of a Purchaser’s Company Ordinary Shares into ADSs and the sale of ADSs pursuant to the Registration Statement, including in an Underwritten Offering, (iv) the Company agrees to maintain its ADS program at least until all of the Registrable Securities have been sold, and (v) the Company agrees to maintain the ratio of Company Ordinary Shares to ADSs at a rate of 1:1 (or, if the ratio is changed, seek to amend the Convertible Bond in a manner to ensure that the right of holders of Notes to convert into the anticipated number of Company Ordinary Shares is not adversely affected).

(c) The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 6.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(d) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 6.03(a)(vii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use commercially reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 6.03(a)(vii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

Section 6.04 Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article VI; provided that each holder of Registrable Securities participating in an offering shall pay any applicable underwriting fees, discounts, selling commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder and similar charges.

Section 6.05 Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, subject to permissibility under Swedish law (provided that the Company agrees not to assert or claim that such indemnification is impermissible under Swedish law), each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange

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Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus, or free writing prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent that such Losses arose out of, were caused by, resulted from or were related to Selling Holder Information or written information furnished by or on behalf of any underwriter and relating to such underwriter for inclusion in such Registration Statement, prospectus or preliminary prospectus, or free writing prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto) and (without limitation of the preceding portions of this Section 6.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses documented and reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such Person or any Selling Holder or underwriter expressly for use therein.

(b) In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all out-of-pocket Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any related free writing prospectus, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 6.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such out-of-pocket claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any related free writing prospectus, in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or any related free writing prospectus (collectively, “Selling Holder Information”).

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party,

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and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable and documented costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(e) The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

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(g) The indemnification and contribution agreements contained in this Section 6.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 6.06 Facilitation of Sales Pursuant to Rule 144. For as long as any Purchaser or its Affiliates Beneficially Owns Notes, ADSs or any Company Ordinary Shares issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraphs (c)(1) and (i)(2) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC) to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. In connection with any proposed sale pursuant to Rule 144 by a Purchaser, the Company agrees to take all reasonable actions necessary to facilitate the prompt conversion of the Company Ordinary Shares into ADRs for purpose of resale including, without limitation, causing the share registrar and transfer agent to cooperate in the conversion and sale and providing all necessary documents and legal opinions required to be provided by the Company by the ADS Depositary in connection with each such conversion.

Article VII
MISCELLANEOUS

Section 7.01 Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part at or after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. The representations and warranties made herein shall survive for three months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 7.02 Limitation on Damages. Notwithstanding any other provision of this Agreement, no party shall have any liability to the other for breach of this Agreement in excess of the Purchase Price, and no party shall be liable for any speculative, consequential, special or punitive damages with respect to a breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit any claim or recourse under or in connection with any Transaction Agreement.

Section 7.03 Notices. All notices and other communications hereunder, except for service of process in any legal action or proceeding with respect to this Agreement in accordance with Section 7.11 shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a) If to any Purchaser, to the notice information set forth on the notice information page hereto, with a copy (which shall not constitute actual or constructive notice) to:

Mannheimer Swartling Advokatbyrå AB

Carlsgatan 3

203 14, Malmö, Sweden

Attention: Jakob Wijkander

Email: [***]

and

Freshfields Bruckhaus Deringer US LLP

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601 Lexington Avenue

New York, NY 10022, USA

Attention: Michael Levitt

Email: [***]

and

Allen & Overy LLP

9/F, Three Exchange Square

Central, Hong Kong SAR

Attention: David Norman, Felipe Duque

Email: [***]

(b) If to the Company, to:

Ångfärjekajen 8,

211 19 Malmö, Sweden

Attention: General Counsel

Email: [***]

with a copy (which will not constitute actual or constructive notice) to:

White & Case Advokat AB

Biblioteksgatan 12

Box 5573

SE-114 85 Stockholm

Attention: Shoan Panahi

Email: [***]

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise); or (c) one Business Day following the day sent by overnight courier.

Section 7.04 Entire Agreement; Third Party Beneficiaries; Amendment.

(a) This Agreement and the other Transaction Agreements set forth the entire agreement between the parties hereto with respect to the Transactions, and supersede all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof.

(b) This Agreement is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 6.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons; and (ii) Section 7.15 shall be for the benefit of and fully enforceable by each of the Specified Persons.

(c) Notwithstanding their execution of this Agreement and the consummation of the Transactions contemplated hereby, the Purchasers do not intend to be a “group” (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Exchange Act) or “acting in concert”

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(within the meaning of Rule 144) or otherwise acting as a partnership or as joint venture partners or in coordination with each other.

(d) Any provision of this Agreement (other than Article VI and related definitions) may be amended or modified in whole or in part at any time by an agreement in writing, executed in the same manner as this Agreement, between the Company and the Purchasers purchasing a majority of the Notes pursuant to this Agreement. Article VI and related definitions may be amended by the Company and the holders of a majority of the then outstanding Registrable Securities. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 7.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the Transactions contemplated hereunder by electronic means.

Section 7.06 Public Announcements. The Company shall, no later than 9:00 a.m. Eastern Time on March 15, 2023, issue a press release, which shall be a joint press release to be agreed upon by the Company and the Purchasers who are purchasing a majority of the Notes hereunder, related to this Agreement and the Transactions. Thereafter, any party hereto may issue or make one or more press releases or public announcements related to this Agreement or the Transactions (in which case the other parties shall (to the extent permitted by applicable law) have the right to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication); provided that the foregoing shall not apply to any press release or other public announcement to the extent that it contains substantially the same factual information related to this Agreement and the Transactions as previously communicated publicly by one or more of the parties in accordance with this Section 7.06. Without limiting the foregoing, the Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

Section 7.07 Expenses. Except to the extent provided otherwise in Section 6.04, each party hereto is responsible for its, his or her own costs, fees and expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby and thereby; provided, however, that the Company shall pay 100% of the reasonable fees and expenses of each of the counsels of the Purchasers in connection with the negotiation of this Agreement and the Transaction Agreements and the consummation of the Transactions contemplated hereby and thereby.

Section 7.08 Intercreditor Agreement. Each Purchaser hereby agrees and undertakes to become, and to procure that any of its transferees signing the Joinder attached hereto as Exhibit C immediately becomes party to the Intercreditor Agreement (if any) entered into in accordance with Section 2.02(d)(vii) hereof.

Section 7.09 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor any Purchaser may assign its respective rights or delegate its respective obligations under this Agreement without the written consent of the Company or such Purchaser, as applicable, whether

40

by operation of law or otherwise, and any assignment by the Company or such Purchaser in contravention hereof shall be null and void; provided further that (i) any Purchaser may assign all of its rights and obligations under this Agreement or, in the case of this Agreement, any portion thereof, to one or more Affiliates who execute and deliver to the Company a Joinder and a duly completed and executed IRS Form W-8 or W-9, as applicable, and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of such Purchaser so assigned; provided that no such assignment will relieve such assigning Purchaser of its obligations hereunder until the Closing; (ii) if the Company consolidates or merges with or into any Person and the Company Ordinary Shares are, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to such Purchaser; (iii) any Purchaser may assign all of its rights and obligations under this Agreement to a Permitted Counterparty; and (iv) any Purchaser may assign its rights and obligations under Article VI to bona fide transferees of its Registrable Securities.

Section 7.10 Consent under Registration Rights Agreement. By signing below, the Purchasers hereby provide their consent under Section 2(h)(i) of the Registration Rights Agreement, dated as of May 16, 2021 by and between the Company, Nativus Company Limited, BXG Redhawk S.à r.l., a private limited liability (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, and BXG SPV ESC (CYM) L.P., a Cayman Islands Limited Partnership, requiring the prior written consent of the aforementioned parties to allow the Company to grant registration rights applicable under this Agreement and the U.S. Investment Agreement.

Section 7.11 Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, may be brought and determined in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 7.11(b) and Section 7.11(c), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.11(b) and Section 7.11(c) shall be effective service of process for any suit or proceeding in connection with this Agreement or the Transactions contemplated hereby.

(b) The Company hereby irrevocably appoints Corporation Service Company, with offices at 19 West 44th Street, Suite 200, New York, NY 10036, as its agent for service of process in any legal action or proceeding with respect to this Agreement and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent. The Company waives,

41

to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Upon the Company being served upon such agent, a copy of such process shall also be delivered to the Company by overnight courier at the Company’s address set forth in Section 7.03(b).

(c) To the extent that the Purchaser is executing this Agreement through an agent, the Purchaser hereby irrevocably appoints the party or entity set forth on its respective notice information page, as its agent for service of process in any legal action or proceeding with respect to this Agreement and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent. The Purchaser waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Purchaser represents and warrants that such agent has agreed to act as the Purchaser’s agent for service of process, and the Purchaser agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Upon the Purchaser being served upon such agent, a copy of such process shall also be delivered to the Purchaser by overnight courier at the Purchaser’s address set forth in Section 7.03(a).

(d) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.08.

Section 7.12 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 7.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.14 Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 7.15 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and their

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respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative of any party hereto or any of such party’s Affiliates (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. All obligations of any Purchaser hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.

Section 7.16 Placement Agent Matters. The Company and each Purchaser acknowledge that each Placement Agent shall be entitled to rely on the representations and warranties of such Purchaser contained in Section 3.02(d), Section 3.02(n), and Section 3.02(o) of this Agreement. Each Party agrees that each purchase by the Purchasers of the Notes hereunder from the Company will constitute a reaffirmation of its own acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) as of the Closing. The Company and each Purchaser further acknowledge and agree that each Placement Agent is a third-party beneficiary of the representations and warranties of such Purchaser contained in Section 3.02(d), Section 3.02(n), and Section 3.02(o) of this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OATLY GROUP AB

By:	/s/ Christian Hanke
Name: Christian Hanke
Title: Chief Financial Officer

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

For and on behalf of Nativus Company Limited

By:	/s/ Jean Christophe Baron von Pfetten
Legal Name: Jean Christophe Baron von Pfetten
Title: Director
Place of signing: France

By:	/s/ Yawen Wu
Legal Name: Yawen Wu
Title: Director
Place of signing: Shenzhen, China

Notice information of Nativus Company Limited:
Address:
39/F, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong

Email: [***]
Telephone Number: [***]
Taxpayer ID#: [***]

Name, Phone Number and Email Address of Purchaser’s contact person in connection with closing:
Name: Ben Black
Phone Number: [***]
Email: [***]
Name: Yawen Wu Phone Number: [***] Email: [***]
Name(s), Phone Number(s) and Email Address(es) of Purchaser’s contact persons who should receive the Pricing and Allocation Notice:

Name: Kate Jin
Phone Number: [***]
Email: [***]

Name: Lindsay Haut
Phone Number: [***]
Email: [***]

Name: Viola Wang

Phone Number: [***]
Email: [***]

Name: Raphael Thiolon
Phone Number: [***]
Email: [***]

Name: Weifeng Wang
Phone Number: [***]
Email: [***]

Purchaser’s agent for service of process:
Name: Cogency Global, Inc.
Address: 122 East 42nd Street, 18th Floor New York, NY 10168

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

For and on behalf of Verlinvest S.A.

By:	/s/ Eric Melloul
Legal Name: Eric Melloul
Title: Executive Director
By:	/s/ Rafaël Hulpiau Legal Name: Rafaël Hulpiau Title: Joint Proxy-holder

Notice information of Verlinvest S.A:

Address: Place Flagey 18, 1050 Brussels, Belgium

Email: [***]
Telephone Number: [***]
Taxpayer ID#: [***]
Name, Phone Number and Email Address of Purchaser’s contact person in connection with closing:
Name: Ben Black
Phone Number: [***]
Email: [***]
Name(s), Phone Number(s) and Email Address(es) of Purchaser’s contact persons who should receive the Pricing and Allocation Notice:
Name: Ben Black
Phone Number: [***]
Email: [***]
Purchaser’s agent for service of process:
Name: Verlinvest USA, Inc.
Address: Suite 2005, 215 Park Avenue South, New York, NY 10003 USA

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

For and on behalf of BXG Redhawk S.à r.l.

By:	/s/ John Sutherland
Name: John Sutherland
Title: Class A Manager By:_/s/Romain Jay________________ Name: Romain Jay Title: Class B Manager

Notice Information of BXG Redhawk S.à r.l.

Address: BXG Redhawk S.à.r.l. 2-4, Rue Eugene Ruppert, L-2453, Luxembourg

Email: [***]
Telephone Number: [***]
Taxpayer ID#:[***]
Name, Phone Number and Email Address of Purchaser’s contact person in connection with closing:
Name: John Sutherland
Phone Number: [***]
Email: [***]
Purchaser’s agent for service of process:
Name: BXG Investment Operations
Address: 345 Park Avenue New York, NY 10154

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

For and on behalf of BXG SPV ESC (CYM) L.P. By: BXG Side-by-Side GP L.L.C., its general partner

By:	/s/ Ann Chung
Name: Ann Chung
Title: Senior Managing Director

Notice Information of BXG SPV ESC (CYM) L.P.

Address: BXG SPV ESC (CYM) L.P. c/o Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Email: [***]
Telephone Number:
Taxpayer ID#: [***]
Name, Phone Number and Email Address of Purchaser’s contact person in connection with closing:
Name: Ann Chung
Phone Number: [***]
Email: [***]
Name(s), Phone Number(s) and Email Address(es) of Purchaser’s contact persons who should receive the Pricing and Allocation Notice:
Name: [***]
Phone Number: [***]
Email: [***]
Purchaser’s agent for service of process:
Name: BXG Investment Operations
Address: 345 Park Avenue New York, NY 10154

Schedule 1
PURCHASERS

Purchaser	Purchase Price of the Notes to be Purchased	Principal Amount of Notes to be Purchased
Nativus Company Limited	$147,999,690	$152,577,000
Verlinvest S.A.	$26,000,850	$26,805,000
BXG Redhawk S.à r.l.	$19,906,749.39	$20,522,422.05
BXG SPV ESC (CYM) L.P.	$189,710.61	$195,577.95

Total	$194,097,000	$200,100,000

Exhibit A
CONVERTIBLE BOND

[Attached]

TERMS AND CONDITIONS
OF THE NOTES

Table of Contents

Page

Article X IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS		36
Section 10.01	Conditions and Notes Solely constitutes Corporate Obligations	36
Article XI CONVERSION OF NOTES		36
Section 11.01	Conversion Privilege	36
Section 11.02	Conversion Procedure; Settlement Upon Conversion	37
Section 11.03	Company Conversion Right	39
Section 11.04	Adjustment of Conversion Rate	39
Section 11.05	Adjustments of Prices	49
Section 11.06	Ordinary Shares to Be Fully Paid	49
Section 11.07	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares	49
Section 11.08	Certain Covenants	50
Section 11.09	Notice to Holders Prior to Certain Actions	51
Section 11.10	Shareholder Rights Plans	51
Section 11.11	Amendment Upon Unavailability of ADS Facility	51
Section 11.12	ADS Conversion	51
Section 11.13	Limitation on Conversions	52
Section 11.14	Exchange in Lieu of Conversion	53
Article XII PRINCIPAL; REDEMPTION AT MATURITY		53
Section 12.01	Principal	53
Section 12.02	Redemption at Maturity	53
Article XIII REPURCHASE OF NOTES AT OPTION OF HOLDERS		53
Section 13.01	Repurchase at Option of Holders Upon a Fundamental Change	53
Section 13.02	Withdrawal of Fundamental Change Repurchase Notice	55
Section 13.03	Deposit of Fundamental Change Repurchase Price	56
Section 13.04	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	56
Section 13.05	No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price	56
Article XIV TAX REDEMPTION		57

EXHIBITS

EXHIBIT A -- FORM OF NOTE

ATTACHMENT 1 -- FORM OF CONVERSION NOTICE

ATTACHMENT 2 -- FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

ATTACHMENT 3 -- FORM OF ASSIGNMENT AND TRANSFER

ATTACHMENT 4 -- FORM OF COVERED DISPOSITION OFFER REPURCHASE NOTICE

Article I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (Definitions) (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of these Conditions and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Number” shall have the meaning specified in Section 15.03(b) (Procedures).

“Additional Amounts” shall have the meaning specified in Section 4.06 (Additional Amounts).

“ADR” means an American Depositary Receipt evidencing the ADSs.

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs, or any successor entity thereto.

“ADS” means an American Depositary Share of the Company, issued pursuant to the Deposit Agreement, representing one Ordinary Share as of the date of these Conditions, and deposited with the ADS Custodian.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Threshold” shall have the meaning specified in Section 11.03 (Company Conversion Right).

“Applicable Tax Law” shall have the meaning specified in Section 4.06 (Additional Amounts).

“Board of Directors” means the board of directors (or the functional equivalent thereof) of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or a duly authorized committee thereof), and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or day on which banking institutions or trust companies in the United States, Sweden or Hong Kong are, or the Federal Reserve Bank of New York is, authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Capitalization Amount” means, for any Interest PIK Date, an amount per Note equal to the interest accrued on the principal amount of such Note as of the immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, the interest accrued on the Initial Principal Amount) and not paid in cash, calculated at the PIK Interest Rate on the principal amount of such Note for which interest is not paid in cash for the period from, and including, such immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Note or such other date from which such Note bears interest as stated on such Note) to, but excluding, such Interest PIK Date.

“Capitalization Method” shall have the meaning specified in Section 2.03(d)(i) (Date and Denomination of Notes; Payment of Interest and Defaulted Amounts).

“Capitalized Principal Amount” means, for any date, the principal amount per Note equal to the Initial Principal Amount of such Note, as increased on each Interest PIK Date occurring on or prior to such date by the Capitalization Amount for such Interest PIK Date, if any.

“Cash Interest Rate” means 9.25% per annum.

“Change in Tax Law” shall have the meaning specified in Section 14.01(a) (Tax Redemption).

“Clause A Distribution” shall have the meaning specified in Section 11.04(c) (Adjustment of Conversion Rate).

“Clause B Distribution” shall have the meaning specified in Section 11.04(c) (Adjustment of Conversion Rate).

“Clause C Distribution” shall have the meaning specified in Section 11.04(c) (Adjustment of Conversion Rate).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company Conversion Date” shall have the meaning specified in Section 11.03(a) (Company Conversion Right).

“Company Conversion Notice” shall have the meaning specified in Section 11.03(a) (Company Conversion Right).

“Company Conversion Qualification Period” shall have the meaning specified in Section 11.03(a) (Company Conversion Right).

“Company Conversion” shall have the meaning specified in Section 11.03(a) (Company Conversion Right).

“Company Group” shall have the meaning set forth in the definition of “Fundamental Change”.

“Company” means Oatly Group AB (publ), a public limited liability company established under the laws of Sweden, and subject to the provisions of Article IX (Consolidation, Merger, Sale, Conveyance and Lease), shall include its successors and assigns.

“Conditions” means these Conditions as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Conversion Date” shall have the meaning specified in Section 11.02(c) (Conversion Procedure; Settlement Upon Conversion).

“Conversion Notice” shall have the meaning specified in Section 11.02(b) (Conversion Procedure; Settlement Upon Conversion) and be in the form set forth in Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Conversion Obligation” shall have the meaning specified in Section 11.01 (Conversion Privilege).

“Conversion Price” shall have the meaning specified in Section 11.01 (Conversion Privilege).

“Conversion Rate” shall have the meaning specified in Section 11.01 (Conversion Privilege).

“Conversion Right” shall have the meaning specified in Section 11.01 (Conversion Privilege).

“Conversion Securities” means the Ordinary Shares.

“Covered Assets” means, on any date of determination, substantially all of both (a) the Company’s and its Restricted Subsidiaries’ commercial operations and (b) the Company’s and its Restricted Subsidiaries’ production operations, located in one of the five countries or regional groupings for which the Company recognized the highest gross revenues during its most recently completed four fiscal quarters for which financial statements are filed with the SEC or otherwise available (or 100% of the equity interests of a Restricted Subsidiary that own such operations).

“Covered Disposition” means the sale, conveyance or other disposition, in one or a series of related transactions, by the Company or its Restricted Subsidiaries of Covered Assets; provided that if such sale, conveyance or other disposition constitutes a Fundamental Change, the provisions of Article XVI shall not apply. Notwithstanding the preceding, none of the following items will be deemed to be a Covered Disposition:

(a) any sale, conveyance or other disposition between or among the Company and its Restricted Subsidiaries;

(b) an issuance or sale of equity interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(c) any investment or joint venture (the creation of which does not generate cash proceeds for the Company or its Restricted Subsidiaries);

(d) any sale, conveyance or disposition of operations or assets to the extent exchanged for credit against the purchase price of another operations or assets useful in the business of the Company and its Restricted Subsidiaries;

(e) sale/leaseback transactions or leases of property;

(f) the sale, conveyance or disposition of any operations or assets that are no longer used or useful in the conduct of the business of the Company and the Restricted Subsidiaries (or equity interests of the entities which own such operations or assets);

(g) any sale, conveyance or disposition as a result of foreclosure, condemnation, eminent domain, seizure, nationalization or any similar action, or in lieu thereof, or to comply with an order of a governmental authority or any law or regulation; and

(h) any sale, conveyance or disposition in connection with relocation activities.

“Covered Disposition Notice” has the meaning set forth in Section 16.01 hereof.

“Covered Disposition Offer” has the meaning set forth in Section 16.02 hereof.

“Covered Disposition Offer Price” has the meaning set forth in Section 16.04 hereof.

“Covered Disposition Offer Repurchase Date” has the meaning set forth in Section 16.01 hereof.

“Covered Disposition Offer Request” has the meaning set forth in Section 16.01 hereof.

“Daily VWAP” means, for any Trading Day, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OTLY <equity> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Tax Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means the Deposit Agreement, dated as of May 19, 2021, among the Company, the ADS Depositary, and all holders and beneficial owners from time to time of the ADRs issued by the ADS Depositary thereunder evidencing the ADSs, or, if amended or supplemented as provided therein, as so amended or supplemented.

“Distributed Property” shall have the meaning specified in Section 11.04(c) (Adjustment of Conversion Rate).

“Distribution Compliance Period” means the period that begins on the date of closing of the offering of the Notes and ends 40 days thereafter.

“Distribution Compliance Period Termination Date” shall have the meaning specified in Section 2.06(b) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer).

“Effective Date” shall have the meaning specified in Section 11.04(n) (Adjustment of Conversion Rate).

“Events of Default” shall have the meaning specified in Section 5.01 (Event of Default).

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Equity, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 13.05 (No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price), the Company does not offer to repurchase any Notes.

“Expiring Rights” means any rights, options or warrants to purchase Conversion Securities that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.06 (Additional Amounts).

“First Participation Notice” shall have the meaning specified in Section 15.03(a) (Procedures).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Conversion Notice” shall mean the “Form of Conversion Notice” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

”Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries and any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) any Permitted Holder or “group” within the meaning of Section 13(d) of the Exchange Act that includes any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such Permitted Holder or “group,” together with all other permitted holders and any other “group” that includes any Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, in the aggregate, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 75% of the voting power of the Company’s ordinary share capital;

(b) the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions (other than in the ordinary course of business) of (x) 50% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, as of the last day of the Company’s most recently completed fiscal quarter prior to the date of such sale lease or transfer or (y) assets which generated 50% or more of the consolidated revenue of the Company and its Subsidiaries, taken as a whole, for the four most recently completed fiscal quarters of the Company prior to the execution of the agreement related to the sale, lease or transfer, in each case to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that no adjustment to the Conversion Rate pursuant to Section 11.04 shall be made in respect of any transaction or series of transactions which constitute a Fundamental Change pursuant to this clause (C) of this clause (b); further provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b) above); or

(d) the ADSs (or other Common Equity or depositary receipts in respect of Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Ordinary Shares or ADSs in the transaction or event that would otherwise constitute a Fundamental Change consists of shares of Common Equity or ADSs in respect of Common Equity that are listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of

their respective successors) or that will be so listed when issued or exchanged in connection with such transaction or event that would otherwise constitute a Fundamental Change under clause (b) of the definition thereof, and as a result of such transaction or event, the Notes become convertible into such consideration subject to settlement in accordance with the provisions of Article XI (Conversion of Notes); for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be subject to clause (a) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 13.01(b) (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 13.01(a)(i) (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” has the meaning ascribed to it in the Term Loan B Credit Facility.

“Initial Holders” means Nativus Company Limited, Verlinvest S.A., BXG Redhawk S.à.r.l. and BXG SPV ESC (CYM) L.P.

”Initial Principal Amount” of any Note means the principal amount of such Note at the time of original issuance of such Note. For the avoidance of doubt, the “Initial Principal Amount” of each minimum denomination of Notes on their issue date shall be US$1.00 and integral multiples in excess thereof.

“Intercreditor Agreement” means any intercreditor agreement (if any) entered into between, among others, the Company and the Holders relating to, among other things, these Conditions, on terms no less favorable to the Holders than the draft intercreditor agreement and unsecured convertible notes rider to be inserted therein circulated by the Company prior to the date hereof.

“Interest Instrument” means a separable manifestation of interest in a convertible instrument with the same terms as the Notes.

“Interest Payment Date” means each April 15 and October 15 of each year or, if the relevant date is not a Business Day, the immediately following Business Day, beginning on October 15, 2023.

“Interest PIK Date” means each Interest Payment Date with respect to which the Company elects (or is deemed to have elected) to pay interest accrued on the Notes to, but excluding, such Interest Payment Date by the Capitalization Method pursuant to Section 2.03(d) hereof.

“Last Reported Sale Price” of the ADSs on any Trading Day means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are listed. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Legended Securities” shall have the meaning specified in Section 2.06(b) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer).

“Longstop Date” shall have the meaning specified in Section 2.05 (Registration and Voluntary Repurchase of the Notes).

“Make-Whole Amount” means, as of any given date and as applicable, in connection with any Fundamental Change or Company Conversion, an amount equal to the amount of additional interest that would accrue under this Note through and including the Maturity Date assuming for calculation purposes that (i) the outstanding principal amount of this Note as of the date of the applicable Fundamental Change Repurchase Date or Company Conversion Date remained outstanding through and including the Maturity Date; (ii) on each Interest Payment Date between the applicable Fundamental Change Repurchase Date or Company Conversion Date and the Maturity Date, the outstanding principal amount of this Note would increase by the amount of PIK Interest due on such Interest Payment Date and (iii) on each Interest Payment Date between the applicable Fundamental Change Repurchase Date or Company Conversion Date and the Maturity Date, interest would have been paid on the outstanding principal amount as increased by clause (ii) of this definition with respect to the immediately previous Interest Payment Date.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts traded on any U.S. exchange relating to the ADSs.

“Maturity Date” means September 14, 2028.

“Maturity Redemption Price” shall have the meaning specified in Section 12.02 (Redemption at Maturity).

“Merger Event” shall have the meaning specified in Section 11.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of a Covered Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in such Covered Disposition), net of:

(a) the costs incurred in connection with such Covered Disposition, including, without limitation, attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith;

(b) taxes paid or payable in connection with such Covered Disposition (or any tax distribution required as a result thereof) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds;

(c) any reserve (i) for any liabilities or indemnification obligations with respect to such Covered Disposition or (ii) in respect of the sale price of, such Covered Disposition; and

(d) in the case of any joint venture or non-wholly owned Restricted Subsidiary, the pro rata portion of any proceeds attributable to minority interests.

“New Securities” shall have the meaning specified in Section 15.02 (New Securities).

“Note Register” shall have the meaning specified in Section 2.06(a) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer).

“Note Registrar” shall have the meaning specified in Section 2.06(a) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer).

“Note” or “Notes” means the Company’s 9.25% Convertible Senior PIK Notes due 2028, including any Interest Instruments issued in connection with payment of PIK Interest.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is signed by any Officer of the Company.

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller or the Secretary or any Assistant Secretary.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by a legal counsel, who may be an employee of or counsel to the Company, which opinion may contain customary exceptions and qualifications as to the matters set forth therein.

“Ordinary Shares” means the ordinary shares, quota value SEK 0.0015 per ordinary share, of the Company.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), mean, as of any particular time, all Notes executed and delivered under these Conditions, except:

(a) Notes theretofore canceled by the Company or accepted by the Company for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been set aside and segregated in trust by the Company;

(c) Notes that have been paid pursuant to Section 2.07 (Mutilated, Destroyed, Lost or Stolen Notes) or Notes in lieu of which, or in substitution for which, other Notes shall have been executed and delivered pursuant to the terms of Section 2.07 (Mutilated, Destroyed, Lost or Stolen Notes) unless proof satisfactory to the Note Registrar is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article XI (Conversion of Notes) and required to be cancelled pursuant to Section 2.08 (Cancellation of Notes Paid, Converted, Etc.);

(e) Notes repurchased by the Company pursuant to Section 2.09 (Repurchases);

(f) Notes repurchased by the Company pursuant to Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change);

(g) Notes redeemed by the Company pursuant to Article XIV (Tax Redemption); and

(h) Notes repurchased by the Company pursuant to Article XVI (Covered Dispositions) or Section 2.05 (Registration and Voluntary Repurchase of the Notes).

“Oversubscription Participants” shall have the meaning specified in Section 15.03(b) (Procedures).

“Pari Passu Debt Liabilities” shall have the meaning set forth in the Intercreditor Agreement.

“Percentage” shall have the meaning specified in Section 11.13.

“Permitted Holder” means Nativus Company Limited, Verlinvest S.A., China Resources Company Limited, China Resources Inc., and their respective affiliates.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PIK Interest Rate” means 9.25% per annum.

“PIK Interest” means any interest paid pursuant to Section 2.03(d) by the Capitalization Method.

“PIK Payment” means the payment of any PIK Interest on the Notes.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note executed and delivered under Section 2.07 (Mutilated, Destroyed, Lost or Stolen Notes) in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preemptive Rights” shall have the meaning specified in Section 15.01 (Preemptive Rights; General).

“Preemptive Securities” shall have the meaning specified in Section 15.01 (Preemptive Rights; General).

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the date hereof that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Pro Rata Share” shall have the meaning specified in Section 15.01 (Preemptive Rights; General).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Conversion Securities (or other applicable security) have the right to receive any cash, securities or other property or in which the Conversion Securities (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 11.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

”Registration Event” shall have the meaning specified in Section 2.05 (Registration and Voluntary Repurchase of the Notes).

”Registration Event Deadline” shall have the meaning specified in Section 2.05 (Registration and Voluntary Repurchase of the Notes).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 or October 15 Interest Payment Date, respectively.

“Relevant Date” means, with respect to any payment or delivery due from the Company, whichever is the later of (i) the date on which such payment or delivery first becomes due and (ii) the date on which payment or delivery thereof is duly provided.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.06 (Additional Amounts).

“Restricted Subsidiary” means the Company’s Subsidiaries which constitute Restricted Subsidiaries under the Term Loan B Credit Facility.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the primary United States national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day”.

“Second Participation Notice” shall have the meaning specified in Section 15.03(b) (Procedures).

“Second Participation Period” shall have the meaning specified in Section 15.03(b) (Procedures).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article I, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 11.04(c) (Adjustment of Conversion Rate).

“Subordinated Indebtedness” means Indebtedness of the Company or any of its Subsidiaries that is expressly subordinated in right of payment to other Indebtedness of the Company or any of its Subsidiaries.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 9.01(a) (Company May Consolidate, Etc. on Certain Terms).

“Tax Redemption” shall have the meaning specified in Section 14.01(a) (Tax Redemption).

“Tax Redemption Date” shall have the meaning specified in Section 14.02(b) (Notice of Tax Redemption).

“Tax Redemption Notice” shall have the meaning specified in Section 14.02(a) (Notice of Tax Redemption).

“Tax Redemption Price” means, for any Notes to be redeemed pursuant to a Tax Redemption pursuant to Section 14.01(a) (Tax Redemption) and Section 14.02(a) (Notice of Tax Redemption), 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Tax Redemption Date (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Tax Redemption Price will be equal to 100% of the principal amount of such Notes) including, for the avoidance of doubt, any Additional Amounts with respect to such amount.

“Term Loan B Credit Facility” means any term loan B credit agreement entered into between, among others, the Company, on terms and subject to conditions (i) consistent in all material respects with the proposed terms set out in the commitment letter dated on or around March 14, 2023, from Silver Point Capital, L.P. to the Company and (ii) not materially less favorable (from the perspective of the Holders) than those contained in the draft term loan B credit agreement distributed by the Company to the Holders on March 7, 2023.

“Trading Day” means a scheduled trading day on which (i) trading in the ADSs generally occurs on The Nasdaq Global Select Market or, if the ADSs are not then listed on The Nasdaq Global Select Market, on the principal other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs or Ordinary Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs or Ordinary Shares are then traded, and (ii) there is no Market Disruption Event; if the ADSs are not so listed or traded, “Trading Day” means a “Business Day”.

“transfer” shall have the meaning specified in Section 2.06(b) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer).

“Trigger Event” shall have the meaning specified in Section 11.04(c) (Adjustment of Conversion Rate).

“U.S. Note Documents” mean (i) that certain investment agreement, dated as of March 14, 2023 among the Company and the investors as set out therein, and (ii) the Indenture, dated as of March 23, 2023, between the Company and U.S. Bank Trust Company, National Association, as Trustee, which includes the terms and conditions relating to the issuance of the U.S. Notes.

“U.S. Notes” mean the 9.25% Convertible Senior PIK Notes due 2028 in the aggregate principal amount of up to US$99,900,000 to be issued pursuant to the U.S. Note Documents.

“U.S. Dollar”, “US$” or “$” means the legal currency of the United States of America.

“unit of Reference Property” shall have the meaning specified in Section 11.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Valuation Period” shall have the meaning specified in Section 11.04(c) (Adjustment of Conversion Rate).

“VAT” means value added tax as applied under the laws of Sweden.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02 Interpretation.

(a) Headings used in these Conditions are for ease of reference only and shall be ignored in interpreting these Conditions.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to these Conditions as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

(c) References to Sections and Exhibits are references to Sections and Exhibits of or to these Conditions.

(d) Words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender.

(e) Whenever the words “include,” “includes” or “including” are used in these Conditions, they are deemed to be followed by the words “without limitation”.

(f) When the term “principal” of any Note or “principal amount” of any Note, in each case, is used herein, such references shall be deemed to be references to the Capitalized Principal Amount of such Note, unless the context otherwise requires.

Article II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “9.25% Convertible Senior PIK Notes due 2028” and shall bear interest at the rate of 9.25% per annum. The aggregate principal amount of Notes that may be executed and delivered under these Conditions is limited to US$200,100,000 except for Notes executed and delivered upon the registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06 (Exchange and Registration of Transfer of Notes; Restrictions on Transfer), Section 2.07 (Mutilated, Destroyed, Lost or Stolen Notes), Section 8.04 (Notation on Notes), Section 11.02 (Conversion Procedure; Settlement Upon Conversion) and Section 13.03 (Deposit of Fundamental Change Repurchase Price), and, for the avoidance of doubt, any Interest Instruments issuable hereunder.

Except to the extent otherwise stated or provided for herein, the Notes constitute senior unsecured obligations of the Company, and rank pari passu in right of payment with any and all of the Company’s senior unsecured indebtedness and senior in right of payment to any and all of the Company’s Subordinated Indebtedness.

Section 2.02 Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of these Conditions. To the extent applicable, the Company, by its execution and delivery of these Conditions, expressly agrees to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of these Conditions, the provisions of these Conditions shall govern and be controlling.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the members of the Board of Directors executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of these Conditions, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in minimum denominations of the Initial Principal Amount. PIK Interest on the Notes shall be paid in minimum denominations of $1.00 and integral multiples thereof, rounded up to the nearest $1.00. Each Note shall be dated the date of its execution and shall bear interest at a fixed rate equal to 9.25% per annum, on the outstanding principal amount of the Notes from the date specified on the face of such Note until all the outstanding principal amounts are fully repaid; provided that if any portion of the principal amount is duly converted, exchanged, redeemed, repurchased or otherwise cancelled in accordance with the terms of these Conditions, interest shall cease to accrue on the portion of the principal amount so converted, exchanged, redeemed, repurchased or otherwise cancelled. Accrued interest on the Notes shall be payable on each Interest Payment Date and be computed on the basis of a 360-day year composed of twelve 30-day months and, for any partial month, on a pro rata basis based on the number of days actually elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company shall pay interest to Holders by wire transfer in immediately available funds into the bank account designated by the relevant Holder in writing to the Company.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Holders in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Holders of such notice, unless the Holders of a majority in aggregate principal amount of the Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) shall consent to an earlier date). Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Holders of the notice of the proposed payment (unless the Holders of a majority in aggregate principal amount of the Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) shall consent to an earlier date). The Company, at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system.

(d) (i) The Company may, at its option, elect to pay interest on the Notes on any Interest Payment Date (i) by paying an amount in cash on such Interest Payment Date equal to all or a portion of the interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Notes or such other date from which such Note bears interest as stated on such Note) on the principal amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, on the Initial Principal Amount), calculated at the Cash Interest Rate (the “Cash Method”) and (ii) if not paid by the Cash Method, by payment-in-kind, by issuing Interest Instruments (the “Capitalization Method”); provided that on any Interest Payment Date on which the Company pays interest using the Capitalization Method, the Capitalization Amount shall be rounded up to the nearest $1.00; and provided further that for any Notes (1) surrendered for conversion after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) redeemed in connection with a Tax Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) repurchased on a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, any Capitalization Amount which would have been paid as PIK Interest for such Notes on such corresponding Interest Payment Date shall instead be paid in cash at the Cash Interest Rate to the relevant Holder(s) of such Notes as of such Regular Record Date, and no such PIK Payment on account of such Notes (notwithstanding any prior election (or deemed election) by the

Company to pay such interest pursuant to the Capitalization Method for such Notes) shall be paid. The Company shall elect the method of paying interest on an Interest Payment Date by delivering a notice to the Holders on or prior to the 15th calendar day immediately preceding the relevant Interest Payment Date identifying the method selected and (a) the percentage of interest to be paid using the Cash Method and/or (b) the percentage of PIK Interest to be paid using the Capitalization Method, as applicable. In the absence of such an election with respect to an Interest Payment Date, the Company shall be deemed to have elected the Capitalization Method for all of the interest due on such Interest Payment Date. All interest payable in respect of the Interest Payment Date scheduled to occur on the Maturity Date shall be paid entirely by the Cash Method.

(ii) The Company shall make payments of interest by the Cash Method in accordance with Section 4.01 (and Section 2.03(c) in the case of Defaulted Amounts). The Company shall make payments of interest by the Capitalization Method by issuing Interest Instruments to the relevant record Holder on the relevant Interest Payment Date in an aggregate principal amount equal to the relevant amount of interest to be paid by the Capitalization Method (rounded up to the nearest $1.00) and the Company will execute and deliver such Interest Instruments to the Holders on the relevant Regular Record Date, as shown by the records of the Note Register. The issuance of any Interest Instrument to any Holder shall be computed on the basis of the aggregate principal amount of the Notes held by such Holder. Any Interest Instruments issued shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date. All Interest Instruments issued pursuant to the Capitalization Method shall be governed by, and subject to the terms, provisions and conditions of, these Conditions and shall have the same rights and benefits as the Notes issued on the initial issue date of such Notes. Any Interest Instruments shall be issued with the description “Interest Instrument” on the face of such instrument. The Notes issued on the initial issue date, any increase in the balance of such Notes in connection with the payment of any PIK Interest and any Interest Instruments shall be treated as a single class for all purposes under these Conditions.

(iii) References in these Conditions and the Notes to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment and/or issuance of Interest Instruments.

Section 2.04 Execution and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual (wet ink) signatures of at least half of the members of the Board of Directors of the Company.

Any Note may be signed on behalf of the Company by such member of the Board of Directors as, at the actual date of execution of such Note, shall be a member of the Board of Directors of the Company, although at the date of execution of these Conditions any such person was not a member of the Board of Directors.

Section 2.05 Registration and Voluntary Repurchase of the Notes The Company shall procure that these Conditions are registered with the Swedish Companies Registration Office (the “Registration Event”) as soon as practicably possible following March 23, 2023 (or such later date as may be agreed between the Holders and the Company in writing), and in any event no later than on the thirtieth Business Day following March 14, 2023 (the “Longstop Date”). If the Registration Event has not occurred by the expiry of the Longstop Date, the following shall apply:

(a) The Company and the Holders shall renegotiate these Conditions in good faith for the purpose of making any amendments necessary for the Swedish Companies Registration Office to be able to register the Conditions while seeking as much as reasonably possible to retain the original intent and purpose of these Conditions.

(b) If the Company and the Holders fail to satisfy the registration requirements from the Swedish Companies Registration Office in accordance with Section 2.05(a) within 15 Business Days following the Longstop Date (the “Registration Event Deadline”), each Holder shall during a period of 20 Business Days after the Registration Event Deadline have the right to request that all, or only some, of its Notes be repurchased by the Company at a price per Note equal to 100 per cent of the principal amount together with accrued but unpaid interest through the date of repurchase (the “Registration Event Price”). If a Holder has so requested to the Company in writing, the Company shall repurchase the relevant Notes and the repurchase amount shall fall due no later than 30 Business Days after the relevant notice was submitted to the Company.

(c) In the event that the Company is restricted from performing its obligations under Section 2.05(b) by separate financing arrangements already in force on the date of these Conditions, instead of the procedures specified in Section 2.05(b), the Company undertakes, if requested by a Holder and, as applicable, subject to the rules and procedures set forth in Chapter 16a of the Swedish Companies Act, to utilize the restated space of the authorization granted by the Company’s extraordinary general meeting on March 6, 2023, or to otherwise procure the necessary approvals by a general meeting of shareholders, to replace the conversion mechanism set out in these Conditions to secure delivery of Ordinary Shares in accordance with these Conditions (or the equivalent thereof), through the issuance of warrants, or through an equivalent solution as may be mutually agreed upon in writing by the Company and Holders of a majority of the Notes.

Section 2.06 Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) The Company shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Company is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars.

Upon surrender for registration of transfer of any Notes to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by these Conditions or applicable law.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Note Registrar, any co-Note Registrar or the ADS Depositary for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XIII (Repurchase of Notes at Option of Holders), (iii) any Notes, or a portion of any Notes, surrendered for repurchase (and not withdrawn) in accordance with Article XVI (Covered Dispositions) or Section 2.05 (Registration and Voluntary Repurchase of the Notes) or (iv) any Notes selected for redemption in accordance with Article XIV (Tax Redemption), except the unredeemed portion of any such Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with these Conditions shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under these Conditions as the Notes surrendered upon such registration of transfer or exchange.

(b) Every Note that bears or is required under this Section 2.06(b) to bear the legend set forth in this Section 2.06(b), (collectively, the “Legended Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Legended Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Legended Security.

Until the date (the “Distribution Compliance Period Termination Date”) that is (a) the day after the end of the Distribution Compliance Period applicable to the Note or (b) such later date, if any, as may be required by applicable law, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, sold pursuant to an exemption from registration under the Securities Act, or unless otherwise agreed by the Company in writing.)

THIS SECURITY AND THE ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(ii) AGREES FOR THE BENEFIT OF OATLY GROUP AB (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) 40 DAYS AFTER THE DATE HEREOF AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the legend required by this Section 2.06(b) and shall not be assigned a restricted ISIN code.

Any Note (or security issued in exchange or substitution therefor, including for the avoidance of doubt, the Ordinary Shares or the ADSs representing ordinary shares) held by an “affiliate” (as defined in Rule 144(a)(1) of the Securities Act) of the Company is for purposes of the U.S. federal securities laws a “control security” and, therefore, subject to restrictions on resale under Rule 144 of the Securities Act with which the holder of such security must comply at all times.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company such security and/or indemnity as may be required by the Company to save it harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Company may execute any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Company may require. No service charge shall be imposed by the Company, the Note Registrar, any co-Note Registrar or the ADS Depositary upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be converted in accordance with Article XI (Conversion of Notes) shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of, or convert or authorize the conversion of, the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company such security and/or indemnity as may be required by the Company to save it harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company.

Every substitute Note issued pursuant to the provisions of this Section 2.07 (Mutilated, Destroyed, Lost or Stolen Notes) by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) these Conditions equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or conversion of negotiable instruments or other securities without their surrender.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. All Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion shall be delivered and surrendered to the Company for cancellation. All Notes delivered to the Company shall be canceled promptly by it, and, except in the case of Notes surrendered for registration of transfer or exchange, no notes shall be executed and delivered in exchange thereof except as expressly permitted by any of the provisions of these Conditions.

Section 2.09 Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase the Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements. Such Notes shall no longer be considered outstanding under these Conditions upon their repurchase. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes.

Article III

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. These Conditions shall cease to be of further effect, and the Company may execute proper instruments acknowledging satisfaction and discharge of these Conditions, when (a) (i) all Notes theretofore executed and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 (Mutilated, Destroyed, Lost or Stolen Notes)) have been delivered to the Company for cancellation, or (ii) the Company has deposited cash in a designated bank account or delivered Ordinary Shares to Holders (solely to satisfy the Company’s Conversion Obligation, if applicable), as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon Tax Redemption or conversion or otherwise, sufficient to pay all of the outstanding Notes and all other sums due and payable under these Conditions by the Company; and (b) the Company has delivered to each Holder an Officer’s

Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of these Conditions have been complied with.

Article IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and these Conditions may be served. The Company will give prompt written notice to the Holders of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Provisions regarding Payment. The Company shall, on or before each due date of the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Holder in writing of any failure to take such action and of any failure to make any payment of the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

Anything in this Section 4.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of these Conditions, or for any other reason, pay, cause to be paid or deliver to the Holder all sums or amounts held by the Company in trust as required by this Section 4.03, and upon such payment or delivery by the Company, the Company shall be released from all further liability but only with respect to such sums or amounts.

Section 4.04 Existence. Subject to Article IX (Consolidation, Merger, Sale, Conveyance and Lease), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.05 Reporting Obligations. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, upon written request, so long as any of the Notes or any Ordinary Shares deliverable upon conversion of the Notes, shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to any Holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares deliverable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such securities pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A, as such rule may be amended from time to time.

Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any information required by this Section 4.05 shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing such information as contemplated by this covenant (but without regard to the date on which such information or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders in Section 5.01 (Events of Default) if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of these Conditions and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.06 Additional Amounts .

(a) All payments and deliveries made by the Company with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Tax Redemption Price, the Fundamental Change Repurchase Price, the Covered Disposition Offer Price or the Registration Event Price), payments of interest, deliveries of Ordinary Shares upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including any interest, additions to tax or penalties applicable thereto) imposed, levied, collected, withheld or assessed by or within Sweden, or any other jurisdiction in which the Company is or is deemed to be organized or resident for tax purposes or from or through which payments or deliveries by or on behalf of the Company with respect to the Notes are made or deemed made or by or within any political subdivision thereof or any taxing authority therein or thereof having power to tax (each, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such taxes, duties, assessments or governmental charges imposed or levied by or on behalf of a Relevant Taxing Jurisdiction are required to be withheld or deducted from any payments or deliveries made by the Company with respect to the Notes, the Company shall pay to the Holder of each Note such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received after such withholding or deduction (and after withholding or deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i) for or on account of:

(A) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction, other than merely holding or enforcing rights under such Note or the receipt of payments thereunder;

(2) the presentation of such Note (in cases in which presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Note for payment or delivery on any date during such 30-day period; or

(3) the failure of the Holder to comply with a timely request from the Company to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration of non-residence or any other claim or filing for exemption from, or reduction in the rate of, withholding taxes, to which it is entitled or satisfy any other reporting requirement relating to such matters, if and to the extent that the Holder or beneficial owner is able to comply with such request and due and timely compliance with such request is required by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to eliminate, or reduce the rate of, any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(B) any estate, inheritance, gift, use, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(C) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(D) any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections) (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement the foregoing or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;

(E) any tax, assessment or other governmental charge imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such tax, assessment or governmental charge by presenting the relevant Note to, or otherwise accepting payment from, another paying agent; or

(F) to the extent a Holder or beneficial owner is entitled to (x) a refund of any amount required to be withheld or deducted by such Relevant Taxing Jurisdiction or (y) a tax credit as a result of any tax that gives rise (or would give rise) to the payment of an Additional Amount hereunder, it being understood that each Holder or beneficial owner shall comply with a timely request from the Company to provide any certification, information, documentation or other evidence as is reasonably requested by the Company or required by applicable law for the Company to determine whether such Holder or beneficial owner is entitled to any such refund or tax credit;

(G) any combination of taxes referred to in the preceding clauses (A), (B), (C), (D), (E) and (F); or

(ii) with respect to any payment of the principal of (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note or delivery of Ordinary Shares upon conversion of such Note to any Person who is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent no Additional Amounts would have been payable had the beneficial owner been the Holder thereof.

(b) If the Company is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, the Company shall deliver to the Holder official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if official receipts are not obtainable, other documentation evidencing the payment of the amounts so withheld or deducted.

(c) Whenever there is mentioned in any context the payment of principal of(including the Tax Redemption Price, the Fundamental Change Repurchase Price, the Covered Disposition Offer Price or the Registration Event Price, if applicable), the payment of interest on, or the delivery of Ordinary Shares upon conversion of any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in these Conditions to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. For the avoidance of doubt, payments in respect of Additional Amounts may be made, at the Company’s option, by delivering to any Holder due Additional Amounts Interest Instruments in aggregate principal amount equal to such Additional Amount. Such PIK Payments shall not exceed $50 million in aggregate. Additional Amounts due in excess of this number shall be settled through cash payment.

(d) The Company shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, except for taxes, charges or similar levies resulting from any transfer of Notes except as provided in Section 2.07 (Mutilated, Destroyed, Lost or Stolen Notes) and Section 11.02(d) and Section 11.02(e) (Conversion Procedure; Settlement Upon Conversion).

(e) All payments and deliveries made under or with respect to the transactions contemplated herein are exclusive of VAT and, accordingly, if VAT is or becomes due, then the Company shall pay all such VAT to the relevant tax authorities.

(f) The obligations set forth in this Section 4.06 shall survive any transfer by a Holder or beneficial owner of its Notes.

Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of these Conditions; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to each Holder within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) an Officer’s Certificate stating whether the signers thereof have knowledge of any Default or Event of Default by the Company that occurred during the previous year and, if so, specifying each such Default or Event of Default and the nature thereof.

In addition, the Company shall deliver to each Holder, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09 Negative Covenants .

(a) Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (as such term is defined in the Term Loan B Credit Facility) other than Indebtedness permitted to be incurred pursuant to the Section headed “Indebtedness” in the Article headed “Negative Covenants” of the Term

Loan B Credit Facility as in effect on the date of execution of the Term Loan B Credit Facility (without otherwise giving effect to any future amendment thereof), without the consent of the holders of the majority of the Notes (calculated subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)); provided, however, that the Conditions shall not give effect to any modifications to the Section headed “Indebtedness” in the Article headed “Negative Covenants” of the Term Loan B Credit Facility that are detrimental to the lenders thereunder made on or after the date hereof and prior to execution of the Term Loan B Credit Facility; and provided further, that in the event the Term Loan B Credit Facility is not executed, the Conditions shall give effect to the Section headed “Indebtedness” in the Article headed “Negative Covenants” of the Term Loan B Credit Facility in the form of the Term Loan B Credit Facility distributed by the Company on March 7, 2023.

(b) Limitation on Issuance of Preferred Stock. The Company will not issue Preferred Stock on or after the date hereof, subject to mandatory requirements under the Swedish Companies Act, and the fiduciary duties of the Board of Directors, without the consent of the holders of the majority of the Notes (calculated subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)).

(c) Limitation of Convertible Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur Indebtedness convertible into Equity Interests of the Company or any of its Subsidiaries, subject to mandatory requirements under the Swedish Companies Act, and the fiduciary duties of the Board of Directors, without the consent of the holders of the majority of the Notes (calculated subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)).

(d) Limitation on Subordinated Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur Subordinated Indebtedness without the consent of the holders of the majority of the Notes (calculated subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)).

Article V

DEFAULTS AND REMEDIES

Section 5.01 Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a) failure by the Company to pay any installment of interest or Additional Amounts, if any, on any of the Notes, when due and payable, which failure continues for 30 days after the date when due;

(b) failure by the Company to pay when due the principal, the Tax Redemption Price or any Fundamental Change Repurchase Price, the Covered Disposition Price or the Registration Event Price of any Note, in each case, when the same becomes due and payable;

(c) failure by the Company to deliver when due the consideration (including any Conversion Securities and/or Reference Property, as the case may be) deliverable upon conversion of any Notes and such failure continues for a period of 10 Business Days;

(d) failure by the Company to issue a Tax Redemption Notice in accordance with Section 14.02 (Notice of Tax Redemption), a Fundamental Change Company Notice in accordance with Section 13.01(b) (Repurchase at Option of Holders Upon a Fundamental Change) or a Company Conversion Notice in accordance with Section 11.03(a) (Company Conversion Right), or a Covered Disposition Notice

in accordance with Section 16.01 hereof in each case, when due, and such failure continues for a period of 10 Business Days;

(e) failure by the Company to comply with its obligations under Article IX (Consolidation, Merger, Sale, Conveyance and Lease);

(f) failure by the Company or any Subsidiary for 60 days after receipt of a written notice to the Company by Holders of at least 25% in the aggregate principal amount of the Notes then outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) to perform or observe (or obtain a waiver with respect to) any of its terms, covenants or agreements contained in the Notes or these Conditions not otherwise provided for in this Section 5.01 (Events of Default),without, in the case of Section 4.09(b) and Section 4.09(c), giving effect to any qualifications contained therein;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$50 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice to the Company by Holders of at least 25% in the aggregate principal amount of the Notes then outstanding, determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), in accordance with these Conditions;

(h) a final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, bonded, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding or procedure (including, without limitation, the passing of a resolution for its voluntary liquidation) seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 5.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) may, by notice in writing to the Company, declare up to 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in these Conditions or in the Notes to the contrary. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (2) any and all existing Events of Default under these Conditions, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.05 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), by written notice to the Company, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Conditions; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to pay the Tax Redemption Price or any Fundamental Change Repurchase Price of any Note or (iii) a failure to deliver the consideration (including any Conversion Securities and/or Reference Property, as the case may be) due upon conversion of the Notes or comply with Section 11.12 herein.

Section 5.03 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 5.01 (Events of Default) shall have occurred, the Company shall, upon demand of the Holders of 25% in aggregate principal amount of the Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), pay the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Holders, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether any Holders shall have made any demand pursuant to the provisions of this Section 5.03 (Payments of Notes on Default; Suit Therefor), shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Section 5.04 Remedies Cumulative and Continuing. All powers and remedies given by this Article V to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in these Conditions, and no delay or omission of any Holder of any of the outstanding Notes and U.S. Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein. Every power and remedy given by this Article V or by law to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

Section 5.05 Direction of Proceedings and Waiver of Defaults by Majority of Holders. Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Holders; provided, however, that such direction shall not be in conflict with any rule of law or with these Conditions. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on, or the principal (including, if applicable, the Tax Redemption Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 5.02 (Acceleration; Rescission and Annulment), (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or to comply with Section 11.12 herein, or (iii) a default in respect of a covenant or provision hereof which under Article VIII (Supplemental Conditions) cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.05 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), said Default or Event of Default shall for all purposes of the Notes and these Conditions be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.06 Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing, the Company shall, within 60 days send to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults known, unless such Defaults shall have been cured or waived before the giving of such notice.

Section 5.07 Undertaking to Pay Costs. All parties to these Conditions agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under these Conditions, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.07 (to the extent permitted by law) shall not apply to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XI (Conversion of Notes).

Article VI

CONCERNING THE HOLDERS

Section 6.01 Action by Holders. Whenever in these Conditions it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article VII (Holders’ Meetings), or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company solicits the taking of any action by the Holders of the Notes, the Company may, but shall not be required to, in advance of such solicitation, fix a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 6.02 Proof of Execution by Holders. Proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Company or in such manner as shall be satisfactory to the Company. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 7.05 (Voting).

Section 6.03 Who Are Deemed Absolute Owners. The Company and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03 (Date and Denomination of Notes; Payments of Interest and Defaulted Amounts)) accrued and unpaid interest on such Note, for the purpose of conversion of such Note and for all other purposes; and neither the Company nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Ordinary Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or Ordinary Shares deliverable upon any such Note. Notwithstanding anything to the contrary in these Conditions or the Notes following an Event of Default, any Holder of a beneficial interest in a Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with these Conditions.

Section 6.04 Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded.

(a) In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under these Conditions, such requisite aggregate principal amount shall be calculated as a percentage of the sum of (i) the aggregate principal amount of Notes outstanding (including for the avoidance of doubt, any Interest Instruments), plus (ii) the aggregate principal amount of U.S. Notes outstanding. Any direction, consent, waiver, or other action under these Conditions or under the U.S. Notes taken with the requisite percentage of the aggregate principal amount of U.S. Notes outstanding plus the aggregate principal amount of Notes outstanding is intended to be binding on all of the holders of U.S. Notes and all of the holders of Notes.

(b) In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under these Conditions, Notes that are owned by the Company, by any Subsidiary or by any Affiliate of the Company (except the Permitted Holder) or any Subsidiary shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notwithstanding the foregoing, Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary or an Affiliate of the Company (except the Permitted Holder) or a Subsidiary.

Section 6.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in these Conditions in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Company and upon proof of holding as provided in Section 6.02 (Proof of Execution by Holders), revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article VII

HOLDERS’ MEETINGS

Section 7.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article VII for any of the following purposes:

(a) to give any notice to the Company or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under these Conditions) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V (Defaults and Remedies);

(b) to consent to the execution of any conditions or multiple conditions supplemental hereto pursuant to the provisions of Section 8.02 (Supplemental Conditions with Consent of Holders); or

(c) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of these Conditions or under applicable law.

For purposes of determining eligibility to attend and vote at a Holder meeting under this Article VII, Notes outstanding shall be determined in accordance with Section 6.04 hereof.

Section 7.02 Call of Meetings by Company or Holders. In case at any time the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Company to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have sent the notice of such meeting within 20 calendar days after receipt of such request, then the Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 7.01 (Purpose of Meetings).

Section 7.03 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of a minimum of $1,000 aggregate principal amount of Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder or Holders of a minimum of $1,000 aggregate principal amount of Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

Section 7.04 Regulations. Notwithstanding any other provisions of these Conditions, the Company may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Company shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holders as provided in Section 7.02 (Call of Meetings by Company or Holders), in which case the Holders calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), at any meeting of Holders each Holder or proxy-holder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 7.02 (Call of Meetings by Company or Holders) may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 7.05 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of

Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken there at and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and shall be delivered to the Company.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 7.06 No Delay of Rights by Meeting. Nothing contained in this Article VII shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any or rights conferred upon or reserved to the Holders under any of the provisions of these Conditions or of the Notes.

Article VIII

SUPPLEMENTAL CONDITIONS

Section 8.01 Supplemental Conditions Without Consent of Holders. Subject to any limitations under Swedish law and the rules of the Swedish Companies Registration Office, the Company, when authorized by the resolutions of the Board of Directors, may from time to time and at any time enter into conditions or multiple conditions supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under these Conditions and the Notes pursuant to Article IX (Consolidation, Merger, Sale, Conveyance and Lease);

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to increase the Conversion Rate as provided in these Conditions (taking into consideration the limits on the Company’s number of shares and share capital in the Company’s articles of association);

(g) upon the occurrence of any transaction or event described in Section 11.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), to

(i) provide that the Notes are convertible into Reference Property, subject to Section 11.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), and

(ii) effect the related changes to the terms of the Notes described under Section 11.07(a), in each case, in accordance with Section 11.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares);

(h) to comply with the rules of the Swedish Companies Registration Office, Euroclear or DTC or any other applicable depositary, so long as such amendment does not adversely affect the rights of any Holders of the Notes and subject to compliance with Section 2.05 hereunder to the extent applicable;

(i) to make any other changes to these Conditions that do not adversely affect the interests of any Holder.

Any supplemental conditions authorized by the provisions of this Section 8.01 may be executed by the Company without the consent of the Holders of any of the Notes at the time outstanding, determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), notwithstanding any of the provisions of Section 8.02 (Supplemental Conditions with Consent of Holders).

Section 8.02 Supplemental Conditions with Consent of Holders. With the consent (evidenced as provided in Article VI (Concerning the Holders)) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article VI (Concerning the Holders) and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, may from time to time and at any time amend these Conditions or enter into conditions or multiple conditions supplemental hereto for the purpose of adding or changing in any manner or eliminating any of the provisions of these Conditions, the Notes or any supplemental conditions or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), no such supplemental conditions shall:

(a) reduce the principal amount of then outstanding Notes whose Holders must consent to a modification or amendment or to waive any past Default or Event of Default;

(b) reduce the rate of accrual of interest on any Note or extend the time of payment of interest on any Note;

(c) reduce the principal amount with respect to any of the Notes or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Tax Redemption Price, the Fundamental Change Repurchase Price, the Covered Disposition Offer Price or the Registration Event Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency or securities other than that stated in the Notes;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(i) change the Company’s obligation to pay Additional Amounts on any Note;

(j) make any change in this Article VIII that requires the consent of each Holder of Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) or in the waiver provisions in Section 5.02 (Acceleration; Rescission and Annulment) or Section 5.05 (Direction of Proceedings and Waiver of Defaults by Majority of Holders).

Holders of Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) do not need under this Section 8.02 to approve the particular form of any proposed supplemental conditions. It shall be sufficient if such Holders approve the substance thereof. After any supplemental conditions becomes effective under Section 8.01 (Supplemental Conditions Without Consent of Holders) or this Section 8.02, the Company shall send or cause to be sent to the Holders a notice briefly describing such supplemental conditions. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental conditions.

Section 8.03 Effect of Supplemental Conditions. Upon the execution of any supplemental conditions pursuant to the provisions of this Article VIII, these Conditions shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under these Conditions of the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental conditions shall be and be deemed to be part of these Conditions for any and all purposes.

Section 8.04 Notation on Notes. Notes executed and delivered after the execution of any supplemental conditions pursuant to the provisions of this Article VIII may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental conditions. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of these Conditions contained in any such supplemental conditions may, at the Company’s expense, be executed and delivered by the Company, in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 8.05 Evidence of Compliance of Supplemental Conditions to Be Furnished Holders. The Holders shall receive (i) an Officer’s Certificate and an Opinion of Counsel each stating and as conclusive evidence that any supplemental conditions executed pursuant hereto complies with the requirements of this Article VIII and is permitted or authorized by these Conditions and is not contrary to law and, with respect to such Opinion of Counsel, that such supplemental conditions is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and (ii) proof of registration of amendments to the Note with the Swedish Companies Registration Office.

Section 8.06 Favorable Changes to the U.S. Notes. In case of any amendments to the U.S. Note Documents that are favorable to the interest of such holders of U.S. Notes, the Company undertakes to ensure that the corresponding changes are made to the Notes (to the extent applicable), provided that such amendments are favorable to the interests of the Holders.

Article IX

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 9.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.02 (Successor Corporation to Be Substituted), the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to another Person other than to one or more of the Wholly Owned Subsidiaries of the Company, unless:

(a) the resulting, surviving or transferee Person or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of the Company’s properties and assets (the “Successor Company”), if not the Company, shall be a corporation, company, limited liability company, partnership, trust or other business entity organized and existing under the laws of Sweden, the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental conditions all of the obligations of the Company under the Notes and these Conditions (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.06 (Additional Amounts));

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under these Conditions;

For purposes of this Section 9.01 (Company May Consolidate, Etc. on Certain Terms), the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company to another Person.

Section 9.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition and upon the assumption by the Successor Company, by supplemental conditions, executed and delivered to the Holders and reasonably satisfactory in form to the Holders of a majority of the Notes, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of these Conditions to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be executed and delivered, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Holders; and, may, subject to all the terms, conditions and limitations in these Conditions prescribed, cause to be delivered, any Notes that previously shall have been signed by the members of the Board of Directors of the Company. All the Notes so issued shall in all respects have the same legal rank and benefit under these Conditions as the Notes theretofore or thereafter issued in accordance with the terms of these Conditions as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or disposition (but not in the case of a lease), upon compliance with this Article IX (Consolidation, Merger, Sale, Conveyance and Lease) the Person named as the “Company” in the first paragraph of these Conditions (or any successor that shall thereafter have become such in the manner prescribed in this Article IX (Consolidation, Merger, Sale, Conveyance and Lease)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under these Conditions and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article X

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 10.01 Conditions and Notes Solely constitutes Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in these Conditions or in any supplemental conditions or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of these Conditions and the issue of the Notes.

Article XI

CONVERSION OF NOTES

Section 11.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article XI (Conversion of Notes), each Holder shall have the right, at such Holder’s option, to convert all or any portion of the Notes (including Interest Instruments) held by it (if the portion to be converted is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof), including interest then accrued and unpaid (for the avoidance of doubt, including any Interest Instruments), at any time during the Conversion Period at the Conversion Rate (subject to, and in accordance with, the settlement provisions of Section 11.02 (Conversion Procedure; Settlement Upon Conversion), the “Conversion Obligation”). The right of a Holder to convert the Notes in accordance with the settlement provisions of Section 11.02 (Conversion Procedure; Settlement Upon Conversion) is called the “Conversion Right”.

The initial conversion price shall be US$2.41 (the “Conversion Price”) per Ordinary Share, representing an initial conversion rate of 0.4149 Ordinary Shares (subject to the adjustments as provided in this Article XI (Conversion of Notes), the “Conversion Rate”) per US$1.00 principal amount of the Notes.

Subject to and upon compliance with the provisions of this Article XI (Conversion of Notes), the Conversion Right attaching to any Notes may be exercised, at the option of the Holder thereof, at any time after the Distribution Compliance Period Termination Date prior to the close of business of the tenth Scheduled Trading Day immediately preceding the Maturity Date (the “Conversion Period”).

Section 11.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 11.02 and Section 11.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall cause to be delivered to the converting Holder, in respect of each US$1.00 principal amount of Notes being converted, (such principal amount for purposes of this Section 11.02 to include interest then accrued and unpaid on such notes) (for the avoidance of doubt, including any Interest Instruments), a number of Ordinary Shares equal to the Conversion Rate in accordance with Section 11.02(i) (Conversion Procedure; Settlement Upon Conversion), and shall use its reasonable best efforts to deliver such Ordinary Shares to the convertible Holder as soon as reasonably practicable, and in no event later than on the tenth Business Day immediately following the relevant Conversion Date.

(b) Before any Holder shall be entitled to convert a Note as set forth above, such Holder shall:

(i) (1) complete, manually sign and deliver a duly completed Conversion Notice, to the Company; (2) deliver the duly completed Conversion Notice, which is irrevocable, to the Company; (3) if required, furnish appropriate endorsements and transfer documents; (4) if required by Section 11.02(g) herein, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and (5) if required by Section 11.02(e) herein, pay any applicable transfer or similar taxes as described immediately below.

No Conversion Notice with respect to any Notes may be delivered, and no Notes may be surrendered for conversion, by a Holder thereof if such Holder has also delivered a Fundamental Change

Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 13.02 (Withdrawal of Fundamental Change Repurchase Notice). Any Conversion Notice shall be deposited in duplicate at the office of the Company on any Business Day from 9:00 a.m. to 3:00 p.m., New York time, Any Conversion Notice and any Note deposited outside the hours specified or on a day that is not a Business Day at the location of the Company shall for all purposes be deemed to have been deposited with the Company between 9:00 a.m. and 3:00 p.m., New York time on the next Business Day.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 11.05 (Adjustments of Prices) and Section 11.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation no later than the tenth Business Day immediately following the relevant Conversion Date. If any Ordinary Shares are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, a book-entry transfer through Euroclear for the full number of whole Ordinary Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of any Ordinary Shares upon conversion, unless the tax is due because the Holder requests such Ordinary Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax (if any).

(f) Except as provided in Section 11.04 (Adjustment of Conversion Rate), no adjustment shall be made for dividends on any Ordinary Shares delivered upon the conversion of any Note as provided in this Article XI (Conversion of Notes).

(g) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below, and the Company shall not adjust the Conversion Rate for any accrued and unpaid interest on any converted Notes. Rather, the accrued and unpaid interest shall be added to the principal amount of the Notes held by a Holder in determining the number of Ordinary Shares to issue to such Holder upon the conversion of its Notes. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but before the open of business on the Interest Payment Date corresponding to such Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period after the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by an amount in U.S. dollars equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether such converting Holder was the Holder of record on such Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has delivered a Tax Redemption Notice pursuant to Article XIV (Tax Redemption) and has specified therein a Tax Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. For the avoidance of doubt, Holders on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date or Tax Redemption Date, in each case, will receive the full interest payment due on such Notes on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether such Notes have been converted following such Regular Record Date.

(h) The Person in whose name any Conversion Securities shall be issuable upon conversion shall be treated as a holder of record of such Conversion Securities as of the date such Person is registered in the Company’s register of shareholders. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(i) The Company will not issue any fractional Conversion Securities upon conversion of the Notes and will instead round up any fractional Conversion Securities issuable upon conversion to the nearest whole Conversion Security.

Section 11.03 Company Conversion Right.

(a) If the Last Reported Sale Price per ADS (or, if the ADSs are no longer traded on The Nasdaq Global Select Market, of the Ordinary Shares) equals or exceeds two hundred percent (200%) of the Conversion Price (the relevant “Agreed Threshold”) on any forty-five Trading Days (whether or not consecutive) during any ninety consecutive Trading Day period beginning on or after the third (3rd) anniversary of the date of these Conditions (such ninety consecutive Trading Day period being the relevant “Company Conversion Qualification Period”), subject to any antitrust or foreign investment approvals required to be obtained by a Holder in connection with a Company Conversion (so long as such Holder is diligently seeking to obtain such approvals), then, the Company shall have the right (but not the obligation), by providing written notice, to force the conversion of any Notes which remain outstanding on the Conversion Date (subject to the immediately following sentence) into Conversion Securities at the then applicable Conversion Rate (the “Company Conversion Notice” and, the conversion of Notes pursuant to this Section 11.03(a), the “Company Conversion”), which Company Conversion Notice must be delivered within five Business Days of the last Trading Day of the Company Conversion Qualification Period. The Conversion Date with respect to any such Company Conversion will be a date specified by the Company in the Company Conversion Notice to the Holders, which shall be a Business Day that is no less than 100 calendar days and no more than 110 calendar days, or a date otherwise required by applicable law, after the date of the Company Conversion Notice (the “Company Conversion Date”).

(b) A Company Conversion will have the same effect as a conversion of the applicable outstanding principal amount of the Notes effected at the Holder’s election pursuant to Article XI (Conversion of Notes) with a Conversion Date occurring on the Company Conversion Date; provided that, for the purposes of this Section 11.03, such “outstanding principal amount” shall include the Make-Whole

Amount calculated as of the Company Conversion Date. No Holders will be required to deliver a Conversion Notice.

(c) For the avoidance of doubt, the Company’s right to effect a Company Conversion is subject to the Holders’ right to convert the Notes at any time prior to the close of business on the tenth Business Day preceding the Company Conversion Date pursuant to Article XI hereof.

Section 11.04 Adjustment of Conversion Rate. If the number of Ordinary Shares is changed, after the date of these Conditions, for any reason other than one or more of the events described in this Section 11.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares upon which conversion of the Notes is based remains the same and make a corresponding inverse adjustment to the Conversion Price. However, the Conversion Price shall never be lower than the quota value of the Company’s Ordinary Shares.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events set out in Section 11.04(a) to Section 11.04(f) occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and Ordinary Shares and solely as a result of holding the Notes, in any of the transactions set out in this Section 11.04 (Adjustment of Conversion Rate), without having to convert their Notes, as if they held a number of Ordinary Shares equal to the Conversion Rate then in effect, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Notice of any adjustment to the Conversion Rate shall be given by the Company promptly to the Holders and shall be conclusive and binding on the Holders, absent manifest error.

The Conversion Rate will be subject to adjustment in the following events:

(a) If the Company exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=

the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as applicable;

OS0	=

the number of Ordinary Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable, before giving effect to any such dividend, distribution, share split or combination, as the case may be; and

OS1	=

the number of Ordinary Shares outstanding immediately after giving effect to such dividend or distribution, or immediately after the Effective Date of such subdivision or combination of Ordinary Shares, as applicable.

Any adjustment made under this Section 11.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.

If any dividend or distribution set forth in this Section 11.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s shareholders resolve at a general meeting not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b) If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants (other than a distribution of rights pursuant to a shareholder rights plan) entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) or to subscribe for or purchase ADSs, at a price per ADS less than the average of the Last Reported Sale Prices, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;
X	=	the total number of Ordinary Shares (directly or in the form of ADSs) issuable pursuant to such rights, options or warrants; and
Y	=

the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares represented by one ADS on each such Trading Day.

Any increase made under this Section 11.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that Ordinary Shares (directly or in the form of ADSs) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 11.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) or to subscribe for or purchase the ADSs at a price per ADS less than such average of the Last Reported Sale Prices of the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant Section 11.04(a) or Section 11.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 11.04(d), (iii) Spin-Offs as to which the provisions set forth below in this Section 11.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), (iv) except as otherwise provided in Section 11.10 (Shareholder Rights Plans), rights issued pursuant to a shareholder rights plan and (v) distributions of Reference Property in exchange for, or upon conversion of, Ordinary Shares in a Merger Event, then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 11.04(c) shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 11.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when such dividend or other distribution is complete, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin Off;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin Off;
FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Ordinary Shares (directly or in the form of ADSs) were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); provided that if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to the holders of the Ordinary Shares (directly or in the form of ADSs) on such Ex-Dividend Date, the “Valuation Period” shall be the first 10 consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the close of business on the Record Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 11.04(c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and excluding, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 11.04(c) (and subject in all respects to Section 11.10 (Shareholder Rights Plans)), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 11.04(c) (and no adjustment to the Conversion Rate under this Section 11.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of these Conditions, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.04(a), Section 11.04(b) and this Section 11.04(c), any dividend or distribution to which this Section 11.04(c) is applicable that also includes one or both of:

(i) a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 11.04(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 11.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.04(a) and Section 11.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date” or “outstanding immediately after the open of business on such effective date,” as applicable within the meaning of Section 11.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 11.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
SP0	=

the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 11.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Company’s shareholders resolve at a general meeting not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs) that is subject to the then applicable tender offer rules under the Exchange Act, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share or ADS exceeds the Last Reported Sale Price of the ADSs (divided by, in relation to Ordinary Shares, the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Expiration Date;
AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares (directly or in the form of ADSs, as the case may be) purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to the purchase of all

Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);
OS1	=

the number of Ordinary Shares outstanding immediately after the close of business on the Expiration Date (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 11.04(e) shall occur with effect as of the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of the close of business on the Expiration Date; provided that if the Conversion Date occurs within the 10 consecutive Trading Days immediately following, and including, the Trading Day immediately following the Expiration Date, any reference in this Section 11.04(e) with respect to 10 consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the Conversion Date in determining the applicable Conversion Rate.

(f) Except for any issuances or transactions for which an adjustment is required by clauses (a), (b), (c), (d) and (e) of this Section 11.04, if the Company issues, wholly for cash or for no consideration, (i) any Ordinary Shares (directly or in the form of ADSs), other than Ordinary Shares or ADSs, as the case may be, issued on conversion of the Notes, the U.S. Notes, or on the exercise of any other rights or conversion into, or exchange or subscription for or purchase of, Ordinary Shares (directly or in the form of ADSs) or (ii) any options, warrants or other rights to subscribe for or purchase any Ordinary Shares (directly or in the form of ADSs) other than the Notes and the U.S. Notes, in each case for a price per Ordinary Share (directly or in the form of ADSs) less than 95% of the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the date of issuance of such Ordinary Shares (directly or in the form of ADSs), options, warrants or rights;
CR1	=	the Conversion Rate in effect immediately after the close of business on the date of issuance of such Ordinary Shares (directly or in the form of ADSs), options, warrants or rights;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on the date of issuance of such Ordinary Shares (directly or in the form of ADSs), options, warrants or rights;
X	=	the total number of Ordinary Shares (directly or in the form of ADSs) issued or issuable pursuant to such rights, options or warrants, as the case may be; and
Y	=

the number of Ordinary Shares equal to (i) the aggregate consideration receivable for the issue of such Ordinary Shares or, as the case may be, for such Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such Ordinary Shares (directly or in the form of ADSs), rights, options or warrants divided by (b) the number of Ordinary Shares represented by one ADS on each such Trading Day.

Any increase made under this Section 11.04(f) shall become effective immediately after the close of business on the date of such issuance or grant, as the case may be. To the extent that (i) the adjustment under this Section 11.04(f) is triggered by a grant of rights, options or warrants, and (ii) Ordinary Shares (directly or in the form of ADSs) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs).

(g) Conversion Rate Reset.

(i) If the product of (a) the average of the Daily VWAPs during the 30 consecutive Trading Days immediately preceding March 23, 2024 (the “First Reset Date”) and (b) 1.17 (such product, the “First Reset Price”) is less than the Conversion Price on the First Reset Date, the Conversion Price shall be replaced, with effect from the close of business on the First Reset Date, by the higher of (i) the First Reset Price and (ii) $1.81.

(ii) If the product of (a) the average of the Daily VWAPs during the 30 consecutive Trading Days immediately preceding March 23, 2025 (the “Second Reset Date”) and (b) 1.17 (such product, the “Second Reset Price”) is less than the Conversion Price on the Second Reset Date, the Conversion Rate shall be replaced, with effect from the close of business on the Second Reset Date, by the higher of (i) the Second Reset Price and (ii) $1.36.

(iii) The Company shall notify the Holders in writing if the events in this Section 11.04(g) occur and such notice shall specify the new applicable Conversion Rate and Conversion Price.

(h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares, ADSs or any securities convertible into or exchangeable for Ordinary Shares, ADSs or the right to purchase Ordinary Shares, ADSs or such convertible or exchangeable securities.

(i) In addition to those adjustments required by clauses (a), (b), (c), (d), (e), (f) and (g) of this Section 11.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(j) Notwithstanding anything to the contrary in this Article XI (Conversion of Notes), the Conversion Rate shall not be adjusted:

(i) upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii) upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (other than as a rights plan as described above);

(iii) upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued (other than any rights under a rights plan);

(iv) upon the repurchase of any Ordinary Shares or ADSs pursuant to an open-market share repurchase program or other buy-back transaction (including, without limitation, through any structured or derivative transactions such as accelerated share repurchase derivatives) that is not a tender offer or exchange offer of the nature described under clause (e) of this Section 11.04;

(v) solely for a change in the quota value of the Ordinary Shares; or

(vi) for accrued and unpaid interest, if any.

(k) All calculations and other determinations under this Article XI (Conversion of Notes) shall be made by the Company and shall be made to the nearest one ten thousandth (1/10,000) of an Ordinary Share.

(l) If an adjustment to the Conversion Rate otherwise required by this Section 11.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the occurrence of any of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate, (ii) on the Conversion Date for any Notes; (iii) on any date on which the Company delivers a Tax Redemption Notice in accordance with Article XIV; (iv) on the effective date of any Fundamental Change unless the adjustment has already been made; and (vi) September 14, 2028.

(m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(n) For purposes of this Section 11.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs).

(o) For purposes of this Section 11.04, the “Effective Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 11.05 Adjustments of Prices. Whenever these Conditions requires the Company to calculate the Last Reported Sale Prices for purposes of a Company Conversion, a Fundamental Change or a Tax Redemption over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 11.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 11.04 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph shall be made, solely to the extent the Company determines in good faith and in a commercially reasonable manner that any such adjustment is appropriate, without duplication of any adjustment made pursuant to Section 11.04.

Section 11.06 Ordinary Shares to Be Fully Paid. The Company shall provide Ordinary Shares upon conversion of the Notes. The requisite portion of the principal amount hereunder shall be payment to the Company of the quota value (Sw. kvotvärdet) of such Ordinary Shares and the remainder of the principal amount hereunder shall be unconditionally contributed to the Company.

Section 11.07 Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination or change in quota value),

(ii) any consolidation, merger, combination, amalgamation, scheme of arrangement or scheme of reconstruction or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company Group substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Conversion Securities would be converted into, or exchanged for, Capital Stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with supplemental conditions permitted under Section 8.01(g) (Supplemental Conditions Without Consent of Holders) providing that, at and after the effective time of such Merger Event, the right to convert each US$1.00 principal amount of the Notes shall be changed into a right to convert such principal amount of the Notes into the kind and amount of shares of Capital Stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Merger Event; provided, however, that (x) at and after the effective time of the Merger Event the number of Ordinary Shares otherwise deliverable upon conversion of the Notes in accordance with Section 11.02 (Conversion Procedure; Settlement Upon Conversion) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have been entitled to receive in such Merger Event; (y) any amount payable in cash upon conversion of the Notes as set forth in these Conditions will continue to be payable in cash, and (z) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Ordinary Shares and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share. The Company shall provide written notice to Holders of such weighted average as soon as practicable after such determination is made. If the holders of the Ordinary Share receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1.00 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date multiplied by the price paid per Ordinary Share in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date.

Such supplemental conditions described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article XI (Conversion of Notes). If, in the case of any Merger Event, the Reference Property includes shares of Capital Stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental conditions, and such supplemental conditions shall contain such provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event supplemental conditions are executed pursuant to subsection (a) of this Section 11.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall cause notice, stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, of the execution of such supplemental conditions to be delivered to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental conditions.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 11.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares). None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into Conversion Securities as set forth in Section 11.01 (Conversion Privilege) and Section 11.02 (Conversion Procedure; Settlement Upon Conversion) prior to the effective date of such Merger Event.

(d) The above provisions of this Section 11.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares) shall similarly apply to successive Merger Events.

Section 11.08 Certain Covenants.

(a) The Company covenants that all Conversion Securities delivered upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company further covenants that, if any Ordinary Shares require registration with or approval of any governmental authority under any foreign, federal or state law before such Ordinary Shares may be validly delivered upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

Section 11.09 Notice to Holders Prior to Certain Actions.

In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 11.04 (Adjustment of Conversion Rate) or Section 11.10 (Shareholder Rights Plans);

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to these Conditions), the Company shall cause to be delivered to each Holder as promptly as possible but in any event at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 11.10 Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon conversion of the Notes, each of the Conversion Securities delivered upon such conversion shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights under the shareholder rights plan, if any, and the global securities representing the Conversion Securities delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. Notwithstanding the foregoing, if, prior to any conversion, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) Distributed Property as provided in Section 11.04(c) (Adjustment of Conversion Rate), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 11.11 Amendment Upon Unavailability of ADS Facility. If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company: (a) each reference in these Conditions to the ADSs related to the terms of the Notes shall be deemed to have been replaced by a reference to the number of Ordinary Shares and other property, if any, represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if such Ordinary Shares and other property had been distributed to holders of the ADSs on that day and (b) all references to the Last Reported Sale Price of the ADSs shall be deemed to refer to the Last Reported Sale Price of an Ordinary Share, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination

(as determined by the Company in good faith) will apply. The Company shall provide written notice to the Holders upon the occurrence of the foregoing.

Section 11.12 ADS Conversion. To the extent not prohibited by applicable laws, the Company will use reasonable efforts to facilitate and (if required) approve or consent to the deposit of any or all of the Ordinary Shares, which the Holders have received by conversion from the Notes, with the ADS Depositary for the issuance of ADSs (free of any restrictive legend) in accordance with the applicable deposit agreement in connection with the Company’s ADS program. Without limiting the generality of the foregoing, to the extent permitted by applicable laws, (i) the Company agrees to execute, deliver and provide such instruments or documents, and carry out any other necessary or appropriate action, as may be reasonably requested or required by the ADS Depositary or any Holder, (ii) the Company agrees to file, or to cause the ADS Depositary to file, a registration statement on Form F-6 which registers under the Securities Act the maximum number of ADSs that may be issued in exchange for Ordinary Shares issued upon conversion of the Notes in accordance with the terms hereof, (iii) the Company agrees to pay all fees and expenses related to the ADS program in connection with the exchange of a Holder’s Ordinary Shares for ADSs and the deposit of the Holder’s Ordinary Shares with the ADS Depositary in exchange for the issuance of ADSs, (iv) the Company agrees to use reasonable efforts to maintain its ADS program at least until the maturity of the Notes, and (v) the Company agrees to maintain the ratio of Ordinary Shares to ADSs at a ratio of 1:1 (or, if the ratio is changed, seek to amend the Notes in a manner to ensure that the right of holders of Notes to convert into Ordinary Shares is not adversely affected).

Section 11.13 Limitation on Conversions. Any Holder or group of Holders of one or more Notes may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 11.13; provided, however, that no Holder or group of Holders of one or more Notes shall be subject to this Section 11.13 unless he, she or it makes such election. If the election is made by a Holder or group of Holders, the Company shall not effect the conversion of the Holder’s or group’s Notes, and such Holder or group of Holders shall not have the right to convert its Notes to the extent that the number of Ordinary Shares issuable upon such conversion would increase the beneficial ownership of the electing Holder or group of Holders by 4.9% or 9.9% (or such other amount) (the “Percentage”), as the electing Holder or group of Holders may specify, of Ordinary Shares then outstanding. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by a Holder or group of Holders shall include the number of Ordinary Shares held by the Holder or group of Holders but shall exclude Ordinary Shares that would be issuable upon (A) conversion of the Notes beneficially owned by the Holder or group of Holders and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by the Holder or group of Holders subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 11.13. For purposes of the Notes, in determining the number of issued and outstanding Ordinary Shares outstanding, the Holder may rely on the number of issued and outstanding Ordinary Shares as reflected in (1) the Company’s most recent annual report on Form 20-F or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of Ordinary Shares issued and outstanding. If the Company receives a Conversion Notice from a Holder or group of Holders at a time when the actual number of outstanding Ordinary Shares is less than the share number reported as being outstanding, the Company shall notify the holder in writing of the number of Ordinary Shares actually outstanding and, to the extent that such Conversion Notice would cause the number of shares to be issued to exceed the Percentage, the holder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written request of the holder of the Notes, the Company shall, within five (5) Business Days, confirm orally and in writing to such Holder the number of Ordinary Shares then issued and outstanding. By written notice to the Company, the Holder or group of Holders of one or more Notes may from time to time increase or decrease the Percentage applicable to such Holder or group of Holders to any other percentage specified in such notice or opt out of this Section 11.13; provided, however, that any such increase or decrease or opt out shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of clarity, any Ordinary Shares issuable pursuant to the terms of the Note in excess of the Percentage shall not be deemed to be beneficially owned by the applicable Holder or group of Holders for any purpose including for purposes of Section 13(d) of the Exchange Act. To the extent a group of Holders notifies the Company of its intention to opt into this Section 11.13, the group may identify which member or members of the group may convert their Notes into a number of Ordinary Shares which increases the member’s percentage beneficial ownership in an amount equal to less than the Percentage.

Section 11.14 Exchange in Lieu of Conversion.

(a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), surrender, on or prior to the second Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, the Ordinary Shares that would otherwise be due upon conversion pursuant to Section 11.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the second Trading Day following the relevant Conversion Date, notify in writing the Holder surrendering Notes for conversion that the Company has made the Exchange Election, and the Company shall notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration.

(b) Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but do(es) not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) do(es) not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to these Conditions as if the Company had not made the Exchange Election.

(c) The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

Article XII
PRINCIPAL; REDEMPTION AT MATURITY

Section 12.01 Principal. Any and all principal amount of the outstanding Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless previously converted, exchanged, redeemed, repurchased or otherwise cancelled.

Section 12.02 Redemption at Maturity. Unless previously repurchased, converted or purchased and cancelled as provided herein, the Company shall repurchase all of the Notes from the Holders by paying the Maturity Redemption Price on the Maturity Date. The “Maturity Redemption Price” means an amount equal to the sum of the principal amount of the outstanding Notes on the Maturity Date and the accrued and unpaid interest thereon.

Article XIII

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 13.01 Repurchase at Option of Holders Upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs at any time prior to the Maturity Date, each

Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof properly surrendered and not validly withdrawn pursuant to Section 13.02 (Withdrawal of Fundamental Change Repurchase Notice) that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof, on the Business Day (the Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 13.01(b) (Repurchase at Option of Holders Upon a Fundamental Change) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to the greater of (i) 100% of the principal amount thereof, plus any accrued and unpaid interest through the Fundamental Change Repurchase Date, plus the Make-Whole Amount and (ii) an amount in cash equivalent to the amount calculated pursuant to clause (i) divided by the then-prevailing Conversion Rate multiplied by the average of the Last Reported Sale Prices of the ADSs over the ten (10) Trading Day period beginning, and including, the Trading Day immediately following the date the Company delivers the related Fundamental Change Company Notice (such greater repurchase price, the “Fundamental Change Repurchase Price”).

(a) Repurchases of Notes under this Section 13.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Company by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) substantially in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A; and

(ii) delivery of the Notes to the Company together with, or at any time after, delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor in each case (i) and (ii) above, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A) the certificate numbers of the Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and these Conditions.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change) shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Company in accordance with Section 13.02 (Withdrawal of Fundamental Change Repurchase Notice).

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or such notice may be delivered electronically. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article XIII (Repurchase of Notes at Option of Holders);

(iv) the Fundamental Change Repurchase Date;

(v) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(vi) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with these Conditions; and

(vii) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change).

(c) Notwithstanding anything to the contrary in this Article XIII, the Company shall not be required to repurchase or make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article XIII and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in these Conditions.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Company will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), and, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 13.02 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 13.02 (Withdrawal of Fundamental Change Repurchase Notice) at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof.

Section 13.03 Deposit of Fundamental Change Repurchase Price.

(a) The Company will set aside, segregate and hold in trust at or prior to 11:00 a.m., New York City time, one Business Day prior to the Fundamental Change Repurchase Date, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of Notes by the Company, payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 13.02 (Withdrawal of Fundamental Change Repurchase Notice)) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change)) and (ii) the time of book-entry transfer or the delivery of such Note to the Company by the Holder thereof in the manner required by Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change), as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register or by wire transfer of immediately available funds to the account of the Holder.

(b) If by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not the Notes have been delivered to the Company) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change), the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 13.04 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes, so as to permit the rights and obligations under this Article XIII to be exercised in the time and in the manner specified in this Article XIII.

Section 13.05 No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Article XIII, the Company will not be required to send a Fundamental Change Company Notice pursuant to this Article XIII, or offer to repurchase or repurchase any Notes pursuant to this Article XIII, in connection with a Fundamental Change occurring pursuant to (b)(A) or (b)(B) of the definition thereof or pursuant to (a) of the definition thereof that also constitutes a Fundamental Change occurring pursuant to (b)(A) or (b)(B) of the definition thereof, if (i) such Fundamental Change constitutes a Merger Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible pursuant to Section 11.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares) into consideration that consists solely of U.S. dollars in an amount per aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per aggregate principal amount of Notes (which Fundamental Change Repurchase Price will be calculated assuming that such

Fundamental Change Repurchase Price includes the accrued but unpaid interest payable to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change).

Article XIV

TAX REDEMPTION

Section 14.01 Tax Redemption.

(a) The Notes may not be redeemable by the Company at its option prior to the Maturity Date, except as set out in this Article XIV (Tax Redemption), and no sinking fund shall be provided for the Notes.

The Notes may be redeemed at the Company’s option, in whole but not in part at the Tax Redemption Price, if the Company is or would be required to pay Additional Amounts (which are more than a de minimis amount) as a result of (A) any change in the Applicable Tax Law of a Relevant Taxing Jurisdiction, which change is not publicly announced before, and becomes effective after, the date when the Notes are initially issued (or, if the applicable taxing jurisdiction became a Relevant Taxing Jurisdiction on a date after the Notes are initially issued, such later date), or (B) any change on or after the date when the Notes are initially issued or, in the case of a Successor Company, after the date such Successor Company assumes all of the Company’s obligations under the Notes and these Conditions, in an interpretation, administration or application of such Applicable Tax Law by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (each such change, a “Change in Tax Law”); provided that the Company cannot avoid these obligations by taking reasonable measures available to it (provided that changing the Company’s jurisdiction of organization or domicile shall not be considered a reasonable measure); or

(b) If the applicable Tax Redemption Date falls after a Regular Record Date and on or prior to the immediately following Interest Payment Date, the Company shall, on or, at its election, before such Interest Payment Date, pay the full amount of accrued and unpaid interest, and any Additional Amounts with respect to such interest, due on such interest payment date to the Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date.

(c) The Company shall notify the Holders in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest will be paid at the time it provides such Tax Redemption Notice.

Section 14.02 Notice of Tax Redemption.

(a) In the event that the Company exercises its Tax Redemption right pursuant to Section 14.01(a) (Tax Redemption) and this Section 14.02(a) (Notice of Tax Redemption), it shall fix a date for redemption (the “Tax Redemption Date”) and it, shall send, or cause to be sent, a written notice of such Tax Redemption prepared by the Company (a “Tax Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Tax Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register. The Tax Redemption Date must be a Business Day.

(b) The Company shall not give any Tax Redemption Notice earlier than 60 days prior to the earliest date on which the Company would be obligated to pay any Additional Amounts, and the obligation to pay such Additional Amounts must be in effect at the time such Tax Redemption Notice is given.

(c) The Tax Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice or any defect in the Tax Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(d) Each Tax Redemption Notice shall specify:

(i) the Tax Redemption Date;

(ii) the Tax Redemption Price;

(iii) the place or places where such Notes are to be surrendered for payment of the Tax Redemption Price;

(iv) that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the fifteenth Business Day immediately preceding the Tax Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Notes;

(vii) that Holders have the right to elect not to have their Notes redeemed by delivery to the Company a written notice to that effect not later than the second Business Day immediately preceding the Tax Redemption Date;

(viii) that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein;

(ix) that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed (a) will not receive any Additional Amounts with respect to payments or delivery (including consideration due in respect of conversion or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) made in respect to such Holders’ Notes solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date and (b) all future payments (including consideration due in respect of conversion or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to be subject to a Tax Redemption converts its Notes in connection with such Tax Redemption, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion;

(x) the Conversion Rate; and

(xi) the ISIN or other similar numbers, if any, assigned to such Notes.

A Tax Redemption Notice shall be irrevocable and shall not be subject to conditions. In the case of a Tax Redemption, a Holder may convert its Notes at any time until the close of business on the second Business Day preceding the Tax Redemption Date.

Section 14.03 Payment of Notes Called for Redemption.

(a) If any Tax Redemption Notice has been given in respect of the Notes in accordance with Section 14.02 (Notice of Tax Redemption), the Notes shall become due and payable on the applicable Tax Redemption Date at the place or places stated in the applicable Tax Redemption Notice and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Tax Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Tax Redemption Price.

(b) Prior to 11:00 a.m., New York City time on the applicable Tax Redemption Date, the Company shall segregate and hold in trust an amount of cash in immediately available funds, sufficient to pay the Tax Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Payment for the Notes to be redeemed shall be made on the Tax Redemption Date for such Notes.

Section 14.04 Holders’ Right to Avoid Tax Redemption. Notwithstanding anything to the contrary in this Article XIV, if the Company has given a Tax Redemption Notice as described in Section 14.02 (Notice of Tax Redemption), each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to Tax Redemption. If a Holder elects not to be subject to a Tax Redemption, the Company will not be required to pay any Additional Amounts (including consideration due in respect of conversion or Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to any payment of interest, payment of principal or delivery made in respect of such Holder’s Notes following the Tax Redemption Date solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date, and all subsequent payments in respect of such Holder’s Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of the Change in Tax Law. The obligation to pay Additional Amounts to any electing Holder for periods up to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.06 (Additional Amounts). Where no election is made, the Holder will have its Notes redeemed without any further action. Holders must exercise their option to elect to avoid a Tax Redemption by written notice to the Company no later than the close of business on the fifteenth Business Day immediately preceding the Tax Redemption Date, provided that a Holder that has complied with the requirements set forth in Section 11.02 (Conversion Procedure; Settlement Upon Conversion) will be deemed to have delivered a notice of its election to avoid a Tax Redemption. For the avoidance of doubt, a Tax Redemption shall not affect any Holder’s right to convert any Notes (and the Company’s obligation, if the Conversion Date for such conversion occurs before the applicable Tax Redemption Date, to pay any Additional Amounts in connection with such conversion).

Section 14.05 Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of these Conditions, and such acceleration has not been rescinded, on or prior to the applicable Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to such Notes).

Section 14.06 Withdrawal of Notice of Election to Avoid Tax Redemption. A Holder may withdraw any notice of election to avoid a Tax Redemption (other than such a deemed notice of election) made pursuant to Section 14.04 (Holders’ Rights to Avoid Tax Redemption), by delivering to the Company a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price).

Article XV

PREEMPTIVE RIGHTS

Section 15.01 Preemptive Rights; General. The Company will not, and will not permit any Subsidiary to, issue or sell any Ordinary Shares, securities convertible into Ordinary Shares or other equity or equity-linked securities (collectively, the “New Securities”) without granting each Initial Holder (if such Initial Holder holds any Notes at such time) the right to purchase, on an as-converted basis (regardless of whether any of such Initial Holder’s Notes have been converted), its Pro Rata Share of any New Securities that the Company may, from time to time, propose to issue or sell (the “Preemptive Rights”). In connection with any issuance of New Securities, each Holder’s “Pro Rata Share” for purposes of this Section 15.01 is the percentage of the Company’s outstanding Ordinary Shares (including any Ordinary Shares represented by ADSs) the Conversion Securities then deliverable to such Initial Holder upon conversion of their Notes then held represent immediately prior to the date of the First Participation Notice in connection with such issuance of New Securities. The Company covenants and agrees not to grant any other Person preemptive rights inconsistent with or more favorable to such Person than the rights granted to the Initial Holders hereunder. The Preemptive Rights shall be subject to (i) the Company’s commercially reasonable efforts to seek approval from the Company’s shareholders for such Preemptive Rights prior to the issuance of any New Securities, and each Initial Holder and each Permitted Holder (to the extent such Initial Holder and Permitted Holders are shareholders in the Company at such time) acknowledges and agrees that it shall vote in favor of such resolutions and (ii) any other limitations under Swedish law, including the board of directors’ fiduciary duties (the “Preemptive Right Conditions”). For the avoidance of doubt, if such Preemptive Rights cannot be provided due to the failure of the Preemptive Right Conditions, any convertible notes, preferred equity or other equity-linked securities issued must be pari passu with or subordinated to the Notes in right of payment and cannot rank senior to the Notes.

Section 15.02 New Securities. For purposes hereof, “New Securities” shall not include:

(a) any Equity Interests issued or issuable pursuant to the Company’s 2021 Incentive Award Plan;

(b) any Equity Interests issued in connection with any share split, share dividend, reclassification or other similar event in which all Holders are entitled to participate, directly or indirectly, on a pro-rata basis;

(c) any Equity Interests issued upon conversion of any Indebtedness, warrants, options or other convertible securities issued and outstanding prior to the issuance of the Notes; and

(d) any Ordinary Shares or warrants issued or issuable upon the conversion of the Notes or the U.S. Notes.

Section 15.03 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Initial Holder (if such Initial Holder holds any Notes at such time) written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each such Initial Holder shall have five Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Initial Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Holder’s Pro Rata Share). If any such Initial Holder fails to so respond in writing within such five Business

Day period to purchase such Initial Holder’s full Pro Rata Share of an offering of New Securities, then such Initial Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase, but shall not be deemed to forfeit any right with respect to any future or other issuance of New Securities.

(b) Second Participation Notice; Oversubscription. If any Initial Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Initial Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have five Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Oversubscription Participants. Each Oversubscription Participant shall be obliged to purchase such number of New Securities as determined by the Company pursuant to this Section 15.03(b) and the Company shall so notify the Oversubscription Participants within fifteen Business Days following the date of the Second Participation Notice.

Section 15.04 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Holder exercises the Preemptive Rights within 10 Business Days following the issuance of the First Participation Notice, the Company shall have 90 days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such 90 days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Initial Holders pursuant to this Article XV.

Section 15.05 No Assignment of Preemptive Rights. No Holder shall assign all or any of its Preemptive Rights to any person; provided that an Initial Holder may assign its Preemptive Rights to any Affiliate of such Initial Holder only if such Affiliate agrees in writing for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by these Conditions, including without limitation the Preemptive Right Conditions. If any Initial Holder transfers all or any of its Notes to any person (a “Subsequent Holder”) other than an Affiliate in accordance with the foregoing sentence, such Subsequent Holder shall not be granted any Preemptive Rights under this Article XV.

Section 15.06 No Conversion Rate Adjustment. If a Holder exercises any of its Preemptive Rights pursuant to this Article XV, no Conversion Rate adjustment that would otherwise have been made pursuant to Section 11.04 or otherwise in these Conditions in connection with the sale or issuance of such New Securities will be made in respect of such Holder’s Notes.

Article XVI

COVERED DISPOSITIONS

Section 16.01 Use of Net Proceeds of Covered Dispositions.

(a) Within 30 calendar days following the receipt of any Net Proceeds from a Covered Disposition, the Company (or the applicable Subsidiary, as the case may be) may apply such Net Proceeds, at its option, to repay, redeem, retire, defease, replace, refinance or repurchase Pari Passu Debt Liabilities. Any Net Proceeds not so applied within such 30 day period will constitute “Excess Proceeds”; provided that the amount of Excess Proceeds shall be increased by the excess of (i) the principal amount of any Indebtedness incurred by the Company and its Subsidiaries within the five business days prior to, on the day of, or in the five Business Days following such repayment, redemption, retirement, defeasance, replacement, refinancing or repurchase of Pari Passu Debt Liabilities over (ii) the principal amount of such Pari Passu Debt Liabilities repaid, redeemed, retired, defeased, replaced, refinanced or repurchased.

(b) If there are any Excess Proceeds at the end of the fifth Business Day after a 30 calendar day period described in clause (a), then within five Business Days after the end of such fitfh Business Day, the Company shall provide a written notice to the Holders of the Notes (a “Covered Disposition Notice”) setting forth:

(i) the nature of the Covered Disposition;

(ii) the amount of Excess Proceeds;

(iii) the Covered Disposition Offer Price;

(iv) the purchase date with respect to such Covered Disposition Offer (the “Covered Disposition Offer Repurchase Date”); and

(v) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 16.01 (Use of Net Proceeds of Covered Dispositions).

(c) If within 15 calendar days after the date a Covered Disposition Notice is provided by the Company, Holders of a majority of the outstanding principal amount of the Notes provide a written request (a “Covered Disposition Offer Request”) to the Company to make a Covered Disposition Offer with respect to the applicable Covered Disposition, the Company shall make such Covered Disposition Offer within 20 business days of receipt of such Covered Disposition Offer Request. If holders of a majority of the outstanding principal amount of the Notes do not provide such written request with respect to such Covered Disposition, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by these Conditions.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Covered Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 16.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

(e) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by these Conditions.

Section 16.02 Repurchase at Option of Holders Upon a Covered Disposition.

(a) An offer made pursuant to Section 16.01 (a “Covered Disposition Offer”) shall be made to all holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in Section 16.01 with respect to offers to purchase or redeem with the proceeds of sales of Covered Assets to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased with the applicable Excess Proceeds; provided that the purchase price for the Notes shall equal to the Fundamental Change Repurchase Price (as defined in Section 13.01), and will be payable in cash. If any Excess Proceeds remain after consummation of a Covered Disposition Offer, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by these Conditions. If the aggregate purchase price for the Notes and other Pari Passu Indebtedness tendered into such Covered Disposition Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Covered Disposition Offer, the amount of Excess Proceeds will be reset at zero.

(b) Repurchases of Notes under this Section 16.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery of the Notes to the Company together with a Covered Disposition Offer Repurchase Notice in substantially the form set forth in Attachment 4 (together with all necessary endorsements for transfer), or book-entry transfer of the Notes;

in each case (a) such delivery being a condition to receipt by the Holder of the Covered Disposition Offer Price therefor and (b) such delivery occurring on or before the close of business on the second Business Day immediately preceding the applicable Covered Disposition Offer Repurchase Date.

(c) The Covered Disposition Offer Repurchase Notice in respect of any Notes to be repurchased shall state:

(1) the certificate numbers of the Notes to be delivered for repurchase;

(2) the portion of the principal amount of Notes to be repurchased, which must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and these Conditions.

Notwithstanding anything herein to the contrary, any Holder delivering the Covered Disposition Offer Repurchase Notice contemplated by this Section 16.02 (Repurchase at Option of Holders Upon a Covered Disposition) shall have the right to withdraw, in whole or in part, such Covered Disposition Offer Repurchase Notice as set forth in Section 16.03 (Withdrawal of Covered Disposition Offer Repurchase Notice).

Section 16.03 Withdrawal of Covered Disposition Offer Repurchase Notice. A Covered Disposition Offer Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 16.03 (Withdrawal of a Covered Disposition Offer Repurchase Notice) at any time prior to the close of business on the second Business Day immediately preceding the Covered Disposition Offer Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b) the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Note that is not being withdrawn, which portion must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof.

Section 16.04 Deposit of Covered Disposition Offer Price.

(a) The Company will set aside, segregate and hold in trust at or prior to 11:00 a.m., New York City time, one Business Day prior to the Covered Disposition Offer Repurchase Date, an amount of money sufficient to repurchase all of the Notes to be repurchased at the applicable Covered Disposition Offer Price. Subject to receipt of Notes by the Company, payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 16.03 (Withdrawal of Covered Disposition Offer Repurchase Notice)) will be made on the later of (i) the Covered Disposition Repurchase Date (provided the Holder has satisfied the conditions in Section 16.02 (Repurchase at Option of Holders Upon a Covered Disposition)) and (ii) the time of book-entry transfer or the delivery of such Note to the Company by the Holder thereof in the manner required by Section 16.02 (Repurchase at Option of Holders Upon a Covered Disposition), as applicable, by wire transfer of immediately available funds to the account of the Holder.

(b) If by 11:00 a.m., New York City time, on the Covered Disposition Offer Repurchase Date, the Company holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Covered Disposition Offer Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase, and not validly withdrawn, on such Covered Disposition Offer Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not the Notes have been delivered to the Company) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Covered Disposition Offer Price).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 16.02 (Repurchase at Option of Holders Upon a Covered Disposition), the Company shall execute and deliver to the Holder a new Note in an executed denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Article XVII

MISCELLANEOUS PROVISIONS

Section 17.01 Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in these Conditions shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of these Conditions authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of these Conditions is required or permitted to be given or served by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being delivered in person, transmitted by facsimile, sent via electronic mail or deposited postage prepaid by registered or certified mail in a post office letter box addressed to:

Oatly Group AB

Ångfärjekajen 8,

211 19 Malmö, Sweden

Attention: General Counsel

Any notice or communication delivered or to be delivered to a Holder of Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

All notices, approvals, consents, requests and any communications hereunder that is required to be signed must be in writing in English.

Section 17.04 Governing Law; Jurisdiction.

THESE CONDITIONS AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THESE CONDITIONS AND EACH NOTE (OTHER THAN THE CREATION AND ISSUANCE OF THE ORDINARY SHARES UPON EXERCISE OF THE CONVERSION RIGHTS IN RESPECT OF THE NOTES, WHICH SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, SWEDISH LAW), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with these Conditions or the Notes may be brought in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the City of New York, New York (collectively, the “specified courts”) and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with these Conditions brought in the specified courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05 Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Corporation Service Company, with offices at 19 West 44th Street, Suite 200, New York, NY 10036 as its authorized agent in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to:

Oatly Group AB

Ångfärjekajen 8,

211 19 Malmö, Sweden

Attention: General Counsel

shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and one half years from the date of these Conditions. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York. Nothing herein shall affect the right of any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 17.06 Language versions . These Conditions have been drafted and executed in English and translated into Swedish only for the purpose of filing a registration application with the Swedish Companies Registration Office. In case of any discrepancies between the two language versions, the English version shall prevail.

Section 17.07 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Tax Redemption Date, Covered Disposition Offer Repurchase Date or Maturity Date is not a Business Day, then such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Tax Redemption Date, Covered Disposition Offer Repurchase Date or Maturity Date, as applicable, will not be postponed but any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay. For purposes of the foregoing sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a Business Day.

Section 17.08 No Security Interest Created. Nothing in these Conditions or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09 Benefits of Conditions. Nothing in these Conditions or in the Notes, expressed or implied, shall give to any Person, other than the Holders, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under these Conditions.

Section 17.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of these Conditions have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11 Execution in Counterparts. These Conditions may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of these Conditions and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of these Conditions as to the parties hereto and may be used in lieu of the original Conditions for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of these Conditions as to the other parties hereto and shall be deemed to be their original signatures for all purposes.

Section 17.12 Severability. In the event any provision of these Conditions or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13 Calculations.

(a) The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, the Make-Whole Amount, Defaulted Amounts, Additional Amounts, accrued interest payable on the Notes, the Tax Redemption Price, the Covered Disposition Offer Price and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error (subject to Section 17.13(b)), the Company’s calculations shall be final and binding on Holders. The Company will send the calculations to any Holder of Notes upon the prior written request and satisfactory proof of holding of that Holder at the sole cost and expense of the Company.

(b) In the case of a dispute as to the determination of any calculations under these Conditions including, but not limited to, determinations of the Last Reported Sale Prices of the ADSs, the Make-Whole Amount, Defaulted Amounts, Additional Amounts, accrued interest payable on the Notes, the Tax Redemption Price, the Covered Disposition Offer Price and the Conversion Rate of the Notes the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail to the Holders. If Holders of a majority in aggregate principal amount of the Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) agree in good faith that such determination or calculation contains manifest error within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holders, then the Company shall, within three Business Days thereafter submit via facsimile or electronic mail (a) the disputed determination of the Last Reported Sale Price or any other disputed determination to an independent, reputable investment bank selected by the Company and approved by Holders of a majority in aggregate principal amount of the Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Make-Whole Amount, Defaulted Amounts, Additional Amounts, accrued interest payable on the Notes, the Tax Redemption Price, the Covered Disposition Offer Price or the Conversion Rate of the Notes to an independent, outside accountant, selected by the Company and approved by Holders of a majority in aggregate principal amount of the Notes outstanding determined subject to Section 6.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Holders’ expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Section 17.14 USA Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to these Conditions agree that they will provide to the Company such information as it may request, from time to time, in order for the Company to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 17.15 Withholding Taxes. Subject in all respects to the provisions of Section 4.06 (Additional Amounts), any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the Notes. In addition, but subject in all respects to the provisions of Section 4.06 (Additional Amounts), if any withholding taxes (including backup withholding) are paid on behalf of a Holder or beneficial owner of Notes, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of Ordinary Shares, in respect of the Notes (or, in some circumstances, any payments on the Ordinary Shares or sales proceeds received by or other funds or assets of the Holder or beneficial owner without duplication of any amounts already withheld or set off).

Section 17.16 No Personal Liability of Incorporators, Shareholders, Employees, Agents, Officers, Directors or Subsidiaries. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in these Conditions or in any supplemental conditions thereto or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder, by accepting the Notes waives and releases all such liability. The waiver and release are a condition of, and part of the consideration, the execution of these Conditions and the issuance of the Notes.

[Remainder of the page intentionally left blank]

Exhibit A
FORM OF FACE OF NOTE

THIS SECURITY AND THE ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOTE SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF OATLY GROUP AB (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) 40 DAYS AFTER THE DATE HEREOF AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO

THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[INCLUDE FOLLOWING LEGEND ON FACE OF ALL NOTES]

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THE CONVERTIBLE SENIOR PIK NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. LENDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE CONVERTIBLE SENIOR PIK NOTE BY CONTACTING THE COMPANY AT OATLY GROUP AB, ÅNGFÄRJEKAJEN 8, 211 19 MALMÖ, SWEDEN.]

OATLY GROUP AB

9.25% Convertible Senior PIK Note due 2028

No. [__] US$[●]

Oatly Group AB, a public limited liability company established under the laws of Sweden, for value received, promises to pay to [●], or its registered assigns, the principal sum of $[●] on September 14, 2028 and to pay interest thereon, as provided in the Terms and Conditions of the Notes referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: April 15 and October 15 of each year, commencing on October 15, 2023.

Regular Record Dates: April 1 and October 1 immediately preceding each Interest Payment Date (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

_________________________	_________________________

_________________________	_________________________

_________________________	_________________________

Delivered on: _________________________

OATLY GROUP AB

9.25% Convertible Senior PIK Note due 2028

This Note is one of a duly authorized issue of notes of Oatly Group AB, a public limited liability company established under the laws of Sweden (the “Company”), designated as its 9.25% Convertible Senior PIK Notes due 2028 (the “Notes”), all issued or to be issued pursuant to the terms and conditions of the notes, dated as of [●], 2023 (as the same may be amended from time to time, the “Terms and Conditions”). Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Terms and Conditions.

The Terms and Conditions sets forth the rights and obligations of the Company and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Terms and Conditions, the provisions of the Terms and Conditions will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.03 of the Terms and Conditions. Interest on this Note will begin to accrue from, and including, [●], 2023.

Interest will accrue as cash interest or PIK Interest in accordance with Section 2.03(d).

2. Maturity. This Note will mature on September 14, 2028, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.03(d)(ii) and Section 4.01 of the Terms and Conditions. PIK Interest will be paid in the manner set forth in in Section 2.03(d)(ii) of the Terms and Conditions.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in principal amounts equal to any authorized denominations. Subject to the terms of the Terms and Conditions, the Holder of this Note may transfer or exchange this Note by presenting it to the Note Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an authorized denomination) for cash in the manner, and subject to the terms, set forth in Section 13.01 of the Terms and Conditions.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Article XIV of the Terms and Conditions.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article XI of the Terms and Conditions.

9. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article V of the Terms and Conditions.

10. Amendments, Supplements and Waivers. The Company may amend or supplement the Terms and Conditions or the Notes or waive compliance with any provision of the Terms and Conditions or the Notes in the manner, and subject to the terms, set forth in Article VIII of the Terms and Conditions.

11. No Personal Liability of Directors, Officers, Employees and Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Terms and Conditions or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

12. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

13. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF (EXCEPT THE CREATION AND ISSUANCE OF THE ORDINARY SHARES UPON EXERCISE OF THE CONVERSION RIGHTS IN RESPECT OF THE NOTES, WHICH SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, SWEDISH LAW).

To request a copy of the Terms and Conditions, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Oatly Group AB
Ångfärjekajen 8,
211 19 Malmö, Sweden

Attachment 1
to EXHIBIT A
FORM OF CONVERSION NOTICE

To: OATLY GROUP AB

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, into Ordinary Shares in accordance with the terms of the Terms and Conditions referred to in this Note, and directs that any Ordinary Shares deliverable upon such conversion be registered in the name of the registered Holder hereof unless a different name has been indicated below in the Company’s register of shareholders, and any cash payable for any fractional Ordinary Shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to such Person designated by the registered Holder hereof.

The undersigned hereby instructs the Company to register the Ordinary Shares in the name of:

Name of Beneficial Owner to Receive Ordinary Shares (English):	________________________
Address of Beneficial Owner to Receive Ordinary Shares (English):	________________________
Name of Registered Holder of the Ordinary Shares:	________________________
Number of Ordinary Shares to be Issued:	_______________________
Beneficial Owner’s Tax ID Number:	________________________
Contact Name and Tel No. / Email Address:	________________________

If any Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 11.02(b) (Conversion Procedure; Settlement Upon Conversion) of the Terms and Conditions. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Terms and Conditions.

The undersigned further certifies:

1. The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

2. [The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the security (or securities represented by such security) except in accordance with the applicable securities laws of the United States and any state thereof.]

3. [The undersigned is an is an “affiliate” of the Company as defined in Rule 144(a)(1) of the Securities Act. The undersigned understands that in the hands of the undersigned this Note and the Ordinary Shares issuable on conversion of this Note (and any ADSs representing such Ordinary Shares) are “control securities” for purposes of the U.S. federal securities laws and, therefore, are subject to restrictions on resale under Rule 144 of the Securities Act with which the undersigned must comply. The undersigned covenants and agrees to comply with all such restrictions on resale at all times.]

Dated: ___________________
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
City, State and Zip Code)
Please print name and address:
Principal amount to be converted (if less than all): US$ [●]
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Social Security or Other Taxpayer Identification Number

Attachment 2
to EXHIBIT A
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO: OATLY GROUP AB

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oatly Group AB (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change) of the Terms and Conditions referred to in this Note the entire principal amount of this Note, or the portion thereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Terms and Conditions.

Signatures(s):

Social Security or Other Taxpayer Identification Number:

Principal amount to be converted (if less than all): US$[●]

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3
to EXHIBIT A
FORM OF ASSIGNMENT AND TRANSFER

For value received [●] hereby sell(s), assign(s) and transfer(s) unto [●] (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints [●] attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Distribution Compliance Period Termination Date, as defined in the Terms and Conditions governing such Note, the undersigned confirms that such Note is being transferred:

	To Oatly Group AB or a subsidiary thereof; or
	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
	To a non-U.S. Person in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act; or
	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ___________________________________

Signature(s): _______________________________

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 4
to EXHIBIT A
FORM OF COVERED DISPOSITION OFFER REPURCHASE NOTICE

TO: OATLY GROUP AB

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oatly Group AB (the “Company”) as to the occurrence of a Covered Disposition with respect to the Company and specifying the Covered Disposition Offer Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 16.01 (Use of Net Proceeds of Covered Dispositions) of the Terms and Conditions referred to in this Note the entire principal amount of this Note, or the portion thereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, and (2) if such Covered Disposition Offer Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Covered Disposition Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Terms and Conditions.

Signatures(s):

Social Security or Other Taxpayer Identification Number:

Principal amount to be converted (if less than all): US$[●]

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit B
FORM OF NOTE

Exhibit A
FORM OF FACE OF NOTE

THIS SECURITY AND THE ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOTE SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF OATLY GROUP AB (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) 40 DAYS AFTER THE DATE HEREOF AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(E) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(G) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(H) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO

THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[INCLUDE FOLLOWING LEGEND ON FACE OF ALL NOTES]

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THE CONVERTIBLE SENIOR PIK NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. LENDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE CONVERTIBLE SENIOR PIK NOTE BY CONTACTING THE COMPANY AT OATLY GROUP AB, ÅNGFÄRJEKAJEN 8, 211 19 MALMÖ, SWEDEN.]

OATLY GROUP AB

9.25% Convertible Senior PIK Note due 2028

No. [__] US$[●]

Oatly Group AB, a public limited liability company established under the laws of Sweden, for value received, promises to pay to [●], or its registered assigns, the principal sum of $[●] on September 14, 2028 and to pay interest thereon, as provided in the Terms and Conditions of the Notes referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: April 15 and October 15 of each year, commencing on October 15, 2023.

Regular Record Dates: April 1 and October 1 immediately preceding each Interest Payment Date (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

_________________________	_________________________

_________________________	_________________________

_________________________	_________________________

Delivered on: _________________________

OATLY GROUP AB

9.25% Convertible Senior PIK Note due 2028

This Note is one of a duly authorized issue of notes of Oatly Group AB, a public limited liability company established under the laws of Sweden (the “Company”), designated as its 9.25% Convertible Senior PIK Notes due 2028 (the “Notes”), all issued or to be issued pursuant to the terms and conditions of the notes, dated as of [●], 2023 (as the same may be amended from time to time, the “Terms and Conditions”). Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Terms and Conditions.

The Terms and Conditions sets forth the rights and obligations of the Company and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Terms and Conditions, the provisions of the Terms and Conditions will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.03 of the Terms and Conditions. Interest on this Note will begin to accrue from, and including, [●], 2023.

Interest will accrue as cash interest or PIK Interest in accordance with Section 2.03(d).

2. Maturity. This Note will mature on September 14, 2028, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.03(d)(ii) and Section 4.01 of the Terms and Conditions. PIK Interest will be paid in the manner set forth in in Section 2.03(d)(ii) of the Terms and Conditions.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in principal amounts equal to any authorized denominations. Subject to the terms of the Terms and Conditions, the Holder of this Note may transfer or exchange this Note by presenting it to the Note Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an authorized denomination) for cash in the manner, and subject to the terms, set forth in Section 13.01 of the Terms and Conditions.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Article XIV of the Terms and Conditions.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article XI of the Terms and Conditions.

9. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article V of the Terms and Conditions.

10. Amendments, Supplements and Waivers. The Company may amend or supplement the Terms and Conditions or the Notes or waive compliance with any provision of the Terms and Conditions or the Notes in the manner, and subject to the terms, set forth in Article VIII of the Terms and Conditions.

11. No Personal Liability of Directors, Officers, Employees and Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Terms and Conditions or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

12. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

13. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF (EXCEPT THE CREATION AND ISSUANCE OF THE ORDINARY SHARES UPON EXERCISE OF THE CONVERSION RIGHTS IN RESPECT OF THE NOTES, WHICH SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, SWEDISH LAW).

To request a copy of the Terms and Conditions, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Oatly Group AB
Ångfärjekajen 8,
211 19 Malmö, Sweden

Attachment 5
to EXHIBIT A
FORM OF CONVERSION NOTICE

To: OATLY GROUP AB

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, into Ordinary Shares in accordance with the terms of the Terms and Conditions referred to in this Note, and directs that any Ordinary Shares deliverable upon such conversion be registered in the name of the registered Holder hereof unless a different name has been indicated below in the Company’s register of shareholders, and any cash payable for any fractional Ordinary Shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to such Person designated by the registered Holder hereof.

The undersigned hereby instructs the Company to register the Ordinary Shares in the name of:

Name of Beneficial Owner to Receive Ordinary Shares (English):	________________________
Address of Beneficial Owner to Receive Ordinary Shares (English):	________________________
Name of Registered Holder of the Ordinary Shares:	________________________
Number of Ordinary Shares to be Issued:	_______________________
Beneficial Owner’s Tax ID Number:	________________________
Contact Name and Tel No. / Email Address:	________________________

If any Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 11.02(b) (Conversion Procedure; Settlement Upon Conversion) of the Terms and Conditions. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Terms and Conditions.

The undersigned further certifies:

1. The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

2. [The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the security (or securities represented by such security) except in accordance with the applicable securities laws of the United States and any state thereof.]

3. [The undersigned is an is an “affiliate” of the Company as defined in Rule 144(a)(1) of the Securities Act. The undersigned understands that in the hands of the undersigned this Note and the Ordinary Shares issuable on conversion of this Note (and any ADSs representing such Ordinary Shares) are “control securities” for purposes of the U.S. federal securities laws and, therefore, are subject to restrictions on resale under Rule 144 of the Securities Act with which the undersigned must comply. The undersigned covenants and agrees to comply with all such restrictions on resale at all times.]

Dated: ___________________
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
City, State and Zip Code)
Please print name and address:
Principal amount to be converted (if less than all): US$ [●]
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Social Security or Other Taxpayer Identification Number

Attachment 6
to EXHIBIT A
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO: OATLY GROUP AB

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oatly Group AB (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 13.01 (Repurchase at Option of Holders Upon a Fundamental Change) of the Terms and Conditions referred to in this Note the entire principal amount of this Note, or the portion thereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Terms and Conditions.

Signatures(s):

Social Security or Other Taxpayer Identification Number:

Principal amount to be converted (if less than all): US$[●]

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 7
to EXHIBIT A
FORM OF ASSIGNMENT AND TRANSFER

For value received [●] hereby sell(s), assign(s) and transfer(s) unto [●] (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints [●] attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Distribution Compliance Period Termination Date, as defined in the Terms and Conditions governing such Note, the undersigned confirms that such Note is being transferred:

	To Oatly Group AB or a subsidiary thereof; or
	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
	To a non-U.S. Person in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act; or
	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ___________________________________

Signature(s): _______________________________

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 8
to EXHIBIT A
FORM OF COVERED DISPOSITION OFFER REPURCHASE NOTICE

TO: OATLY GROUP AB

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oatly Group AB (the “Company”) as to the occurrence of a Covered Disposition with respect to the Company and specifying the Covered Disposition Offer Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 16.01 (Use of Net Proceeds of Covered Dispositions) of the Terms and Conditions referred to in this Note the entire principal amount of this Note, or the portion thereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, and (2) if such Covered Disposition Offer Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Covered Disposition Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Terms and Conditions.

Signatures(s):

Social Security or Other Taxpayer Identification Number:

Principal amount to be converted (if less than all): US$[●]

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever

Exhibit C
FORM OF JOINDER

___________, 20__

The undersigned is executing and delivering this Joinder pursuant to that certain Subscription Agreement dated as of March [●], 2023 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Subscription Agreement”) by and between Oatly Group AB, Nativus Company Limited, Verlinvest S.A. and [_____] and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Subscription Agreement.

By executing and delivering this Joinder to the Subscription Agreement, the undersigned hereby adopts and approves the Subscription Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Subscription Agreement applicable to the Purchaser in the same manner as if the undersigned were the original Purchaser signatory to the Subscription Agreement.

The undersigned acknowledges and agrees that Section 7.03, Section 7.04, Section 7.09, Section 7.11 and Section 7.15 of the Subscription Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Joinder as of the first date written above.

By:
Name:
Title:

Address:

Email: